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                                  EXHIBIT 4

                                                                    Nonqualified

                         DELTA LIFE AND ANNUITY COMPANY
                530 Oak Court, Suite 200, Memphis Tennessee 38117

                      Delta Variable Annuity Service Center
                300 Berwyn Park, P. O. Box 3031, Berwyn, PA 19312
                                 1-800-XXX-XXXX

                                "A Stock Company"

         On the Maturity Date, DELTA LIFE AND ANNUITY COMPANY (the "Company") shall pay the Cash Value under any of the settlement options, subject to the provisions of this contract, to the Annuitant if then living.

         If the Owner or Annuitant dies prior to the Maturity Date, the Company shall, subject to the provisions of this contract, pay the Death Benefit in accordance with the beneficiary designation in effect at the date of death upon receipt of due proof of death of the Owner or Annuitant.

                        10-DAY RIGHT TO EXAMINE CONTRACT

         Within 10 days after this contract is first received, unless a longer period is required by applicable law, it may be canceled for any reason by delivering or mailing it to the Delta Variable Annuity Service Center at the address shown above. Upon receipt of such request, the Company will refund any Premium Payment allocated to the Fixed Account; the Company will refund any Premium Payment allocated to the Variable Account plus any increase or minus any decrease in the Variable Account value attributable to such Premium Payments.

         This contract is issued in consideration of the application and payment of the Initial Premium while the Annuitant is alive. Signed on the Effective Date at the Home Office of the Company in Memphis, Tennessee.

              President                                  Secretary

                    --------------------------------------------
                                    REGISTRAR

                   FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY

                              Non-Participating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO AMOUNT.

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                                      INDEX

                   Flexible Premium Variable Deferred Annuity

                                                                                 Page
                                                                                 ----

Contract Data.....................................................................3
Definitions.......................................................................8
General Provisions...............................................................13
Payment of Premiums..............................................................16
Allocation to Fixed Accounts/Fixed Account One...................................17
Fixed Account Two................................................................18
Fixed Account Three..............................................................22
Variable Account.................................................................25
Variable Account Contract Values During the Accumulation Period..................27
Transfers Within and Between Accounts............................................29
Withdrawals and Surrender........................................................32
Distributions Upon Death of Owner or Annuitant...................................34
Charges and Deductions...........................................................37
Settlement Options...............................................................38

 THIS CONTRACT IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER AND THE COMPANY.
                         READ YOUR CONTRACT CAREFULLY.

                                  CONTRACT DATA

Contract Number          LA100000              Effective Date                      9-1-95

Initial Premium          $10,000               Annuitant                           John Michael Doe

Owner                    John Michael Doe      Age of Annuitant                    35

Maturity Date            9-1-2069

VARIABLE ACCOUNT

Allocation of Premium Payments to Variable Account Investment Divisions and to the Fixed Accounts is shown in the application.

The Variable Account is: Delta Life and Annuity Company Separate Account VA 1.

The following is a list of Portfolios in which the currently available Investment Divisions invest:

Dreyfus Variable Investment Fund

Capital Appreciation Portfolio              Small Cap Portfolio
Money Market Portfolio                      Quality Bond Portfolio
Growth and Income Portfolio                 Managed Assets Portfolio
Small Company Stock Portfolio               International Equity Portfolio
Disciplined Stock Portfolio
International Value Portfolio

CURRENT ADDRESS FOR DELTA VARIABLE ANNUITY SERVICE CENTER

         The mailing address for premiums is:

                  Delta Lockbox
                  P. O. Box ####

                  Philadelphia, PA 19182-5083.

         The mailing address for all other correspondence is:

                  Delta Variable Annuity Service Center
                  300 Berwyn Park
                  P. O. Box 3031
                  Berwyn, PA 19312-0031

FIXED ACCOUNTS

The following is a list of the currently available Fixed Account options:

Fixed Account 1:                                                 Fixed Account 2:

Guaranteed Minimum Annual Interest Rate                                    Guaranteed Minimum Annual Interest Rate: 3%


         First Contract Year for Initial Premium:  ________%     Fixed Account 2 Guaranteed Yield Spread Charge for Initial
         Subsequent Contract Years and Premiums:   3.50%                        Premium Term Period: _______%

Fixed Account 3:

Guaranteed Minimum Annual Interest Rate:  3%

Fixed Account 3 Guaranteed Yield Spread Charge for Initial
         Premium Term Period:  _____%

MINIMUM BALANCES                                                 MINIMUM PREMIUM PAYMENTS

Minimum Contract Aggregate Value:  $5,000                        Minimum Initial Premium Payment:    $10,000

Minimum Fixed Account 1 Aggregate Value:  $1,000                 Minimum Subsequent Premium Payment to Variable Account
                                                                                And Fixed Account 1:  $2,000

Minimum Fixed Account 2 Cash Value:  $5,000                      Minimum Subsequent Premium Payment to Fixed Account
                                                                                2 or Fixed Account 3: $5,000

Minimum Fixed Account 3 Cash Value:  $5,000

Minimum Investment Division Variable Account
         Aggregate Value:  $1,000

MINIMUM TRANSFERS AND WITHDRAWALS

Minimum Transfer Amount:  $1,000

Minimum Transfer Amount to Fixed Account 2 or
         Fixed Account 3:   $5,000

Minimum Withdrawal:  $1,000

WITHDRAWALS AND WITHDRAWAL CHARGES

         The Withdrawal Charge table, as shown below, applies to Fixed Account One and the Variable Account. The Withdrawal Charge is a percentage of each Premium Payment withdrawn. Years are counted from the Valuation Date the Premium Payment is received.

YEARS:                     0          1          2         3          4          5          6         7+
PERCENTAGE:              7.0%       7.0%       6.0%      6.0%       5.0%       5.0%       2.0%      0.0%

         After the first Contract Anniversary, the Owner may make a withdrawal free of any Withdrawal Charge twice per Contract Year. The maximum free withdrawal amount in any Contract Year is the greater of (1) 10% of total Premium Payments credited for more than one year or (2) accumulated earnings not previously withdrawn. For this purpose, accumulated earnings not previously withdrawn is the Aggregate Value less Premium Payments plus withdrawals charged to Premium Payments. Withdrawals of the maximum free withdrawal amount are not charged to Premium Payments. Withdrawals in excess of the maximum free withdrawal amount are charged to Premium Payments on a first-in, first-out basis.

         Withdrawals may not reduce the Aggregate Value allocated to any Investment Division or Fixed Account One below the minimum. The sum of transfers and withdrawals from Fixed Account One is limited to ten percent (10%) of the Aggregate Value of Fixed Account One each Contract Year.

         Systematic withdrawals may be made from the Variable Account if the Aggregate Value in the Variable Account meets the following minimums:

                  $25,000 if monthly withdrawals are made

                  $10,000 if quarterly or annual withdrawals are made

         The minimum withdrawal amount under this option is $500. The maximum annual systematic withdrawals which may be made are limited to the maximum free withdrawal amount available as of the election date of the systematic withdrawal. Such amount is redetermined on each anniversary of such election. If systematic withdrawals are being made, no additional withdrawals may be made free of the Withdrawal Charge.

         The Withdrawal Charge does not apply to payments upon the death of the Annuitant. The Withdrawal Charge does not apply at the Maturity Date if payment is made under a settlement option providing for payments (1) for the payee's life or (2) for a period certain, where the last payment is at least ten (10) years from the date the last Premium Payment was made (provided there is no guaranteed commutation).

         The Withdrawal Charge table, as defined above, does not apply to Fixed Account Two or Fixed Account Three. Withdrawals may be made from Fixed Account Two or Fixed Account Three subject to the required minimum balances. Withdrawals are limited to the Fixed Account Two or Fixed Account Three Cash Value. The sum of transfers and withdrawals from Fixed Account Two and Fixed Account Three, is limited to ten percent (10%) of the respective Cash Value each Contract Year. Any amounts withdrawn lose any future indexed increases on the withdrawal amount and future indexed increases on interest attributable to the amount of the withdrawal up to the time of the withdrawal.

SURRENDER OF CONTRACT

         At any time prior to the Maturity Date, the Owner may surrender this contract for its Cash Value. The surrender request shall be in writing on a form provided by the Company and signed by the Owner. This contract shall accompany the request form and be surrendered. If an assignment of this contract has been recorded by the Company, any surrender request must be approved in writing by the assignee.

         The Surrender Charge, as shown below, applies to Fixed Account One and the Variable Account. The Surrender Charge is a percentage of each Premium Payment withdrawn. Years are counted from the Valuation Date the Premium Payment is received.

YEARS:                     0          1          2         3          4          5          6         7+
PERCENTAGE:              7.0%       7.0%       6.0%      6.0%       5.0%       5.0%       2.0%      0.0%

         The Surrender Charge does not apply to payments upon the death of the Annuitant. The Surrender Charge does not apply at the Maturity Date if payment is made under a settlement option providing for payments (1) for the payee's life or (2) for a period certain, where the last payment is at least ten years from the date the last Premium Payment was made (provided there is no guaranteed commutation).

         The Surrender Charge table, as defined above, does not apply to Fixed Account Two or Fixed Account Three. During the seven-year Term Period for each allocation, surrenders are limited to the Fixed Account Two or Fixed Account Three Cash Value.

         Upon surrender, the Cash Value of the contract shall be at least equal to (1) 91.5% of the aggregate Premium Payments; (2) plus or minus increases or decreases in the Variable Account; (3) plus any interest credited to the Fixed Account; (4) less any withdrawals; (5) less applicable premium tax and applicable fees.

CHARGES AND DEDUCTIONS

Annual Contract Fee prior to the Maturity Date:            $33 per year (inapplicable where the Aggregate Value is
                                                           $100,000 or more or on any Contract Anniversary when there is no Aggregate Value in either Fixed Account One or the
                                                           Variable Account.)

Annual Annuity Fee after the Maturity Date:                $33 per year deducted in equal amounts from each Variable
                                                           Annuity payment (inapplicable if Cash Value applied to Variable
                                                           Annuity settlement options is $100,000 or more)

Variable Account annual expenses (percentage of assets in each Investment Division):

         Mortality and Expense Risk Charge:                   1.25%
         Administrative Charge:                                .15%
         Total Variable Account Annual Expenses:              1.40%

TRANSFERS

Number of Free Transfers     12 in one Contract Year (before the Maturity Date)
                             12 in one Contract Year (after the Maturity Date)

Excess Transfer Charge       $20 for each transfer over the number of free transfers shown above

GUARANTEED MINIMUM DEATH BENEFIT - ANNUITANT

         The Guaranteed Minimum Death Benefit on the Effective Date is equal to the Initial Premium. Upon the death of the Annuitant on or after subsequent Valuation Dates before the Maturity Date and before the Annuitant's 81st birthday, the Guaranteed Minimum Death Benefit is equal to the greatest of:

         1. the sum of the Premium Payments made less withdrawals and any Withdrawal Charges;

         2. the Aggregate Value as of the Valuation Period next following the date on which due proof of death and a payment election are received by the Company; and

         3. the step-up benefit plus Premium Payments made less withdrawals and any Withdrawal Charges since the last step-up anniversary.

         The step-up benefit on the Effective Date is the Initial Premium. At each step-up anniversary, the step-up benefit is redetermined to be the Premium Payments less withdrawals and any Withdrawal Charges accumulated annually at 5% per year simple interest. The step-up anniversaries are the Effective Date, every fifth Contract Anniversary thereafter until the Annuitant's 76th birthday, and the Annuitant's 76th birthday. The step-up benefit shall not exceed 200% of 1 above.

         The Guaranteed Minimum Death Benefit on and after the Annuitant's 81st birthday will be the greater of 1 or 2 above.

                                   DEFINITIONS

ACCUMULATION UNIT          means a measuring unit used to calculate the
                           value of the Owner's interest in each Investment
                           Division of the Variable Account prior to the Maturity Date.

AGGREGATE VALUE            means the value of this contract at
                           any point in time. It is equal to the sum of the Variable Account Value and the Fixed Account Value.
                           Such term shall also mean that portion of the Aggregate Value in an Investment Division or Fixed
                           Account.

ANNUITANT                  means the person whose life is used to
                           determine the amount of annuity payments on and after the Maturity Date and to whom periodic payments are made after the Maturity Date. The Annuitant is named in the Contract Data.

ANNUITANT'S BENEFICIARY    means the person who is entitled to the Death
                           Benefit upon the death of the Annuitant.

ANNUITY UNIT               means a measuring unit used to calculate the
                           portion of annuity payments attributable to each Investment Division of the Variable Account on and after the Maturity Date.

CASH VALUE                 means, for the Variable Account or Fixed
                           Account One, the Aggregate Value less any applicable
                           Surrender or Withdrawal Charges and contract fees and less any applicable taxes incurred and not yet deducted. The Cash Value for Fixed Account Two and
                           Fixed Account Three is set forth in the Fixed Account
                           Two Section and Fixed Account Three Section, respectively.

CODE                       means the Internal Revenue Code of 1986, as amended.

COMPANY                    means Delta Life and Annuity Company.

CONTRACT ANNIVERSARY       means each anniversary of the Effective Date.

CONTRACT YEAR              means the 12 month period commencing with the
                           Effective Date or a Contract Anniversary.

DELTA INTERNATIONAL
COMPOSITE INDEX            The Delta International Composite Index is
                           determined pursuant to Appendix A. Sample calculations are in Appendix B. The components of the Delta International Composite Index are as follows:



Index              Country               Quotation Exchange       Publisher
-----              -------               ------------------       ---------
CAC-40(R)          France                Paris Stock              Societe dex
                                         Exchange                 Bourses
                                                                  Francaises

DAX(R)             Germany               Frankfurt Stock          Frankfurter
                                         Exchange                 Wertpapierborse

Nikkei 225(R)      Japan                 Tokyo Stock              Nihon Keizai
                                         Exchange                 Shimbun

SMI(R)             Switzerland           Zurich Stock             Swiss Stock Exchange
                                         Exchange                 Association

FT-SE 100(R)     United Kingdom        London Stock             FT-SE International
                                       Exchange

                           If the respective international Index is not published on the appropriate date, the respective Index published on the next succeeding business day will be used. If the respective international Index is not published for five (5) consecutive business days, a substitute international Index may be used. If an international Index is no longer published or the calculation of the Index is changed substantially, a substitute international Index will be used. The substitute international Index must be acceptable to the appropriate regulatory authority. The Owner will be notified of any substitute Index.

DELTA VARIABLE ANNUITY
SERVICE CENTER             means the address to which notices are given
                           and any customer service requests are made. The address shall be as listed on the Contract Data or as changed by the Company and notified to the Owner in writing.

USE OF CAC 40(R) INDEX     "CAC 40(R)" is a registered trademark of the
                           Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC 40(R)" trademark in connection with this product has been granted by license.

                           The SBF-Paris Bourse, owner of the trademark and of the index, does not sponsor, endorse or participate in the marketing of this insurance product. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the said index stands at any particular time, nor as to the results or performance of the index-linked annuity. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the index.

USE OF FT-SE(R)100 INDEX   This insurance product is not in any way
                           sponsored, endorsed, sold or promoted by FT-SE
                           International Limited ("FT-SE") or by the London
                           Stock Exchange Limited (the "Exchange") or by The
                           Financial Times Limited ("FT") and neither FT-SE nor
                           Exchange nor FT makes any warranty or representation whatsoever, expressed or implied, either as to the results to be obtained from the use of the FT-SE(R)100 Index and/or the figure at which the FT-SE(R)100 Index stands at any particular time on any particular day or otherwise. The FT-SE(R)100
                           Index is compiled and calculated by FT-SE. However, neither FT-SE nor Exchange nor FT shall be liable
                           (whether in negligence or otherwise) to any person for any error in the FT-SE(R)100 Index and neither
                           FT-SE nor Exchange nor FT shall be under any obligation to advise any person of any error therein.

                           "FT-SE(R)" and "Footsie(R)" are registered trademarks of the London Stock Exchange Limited and The Financial Times Limited and are used by FT-SE International Limited under license.

USE OF SMI(R) INDEX        This insurance product is not in any way
                           sponsored, endorsed, sold or promoted by the Swiss
                           Exchange and the Swiss Exchange makes no warranty or representation whatsoever, expressed or implied, either as to the results to be obtained from the use of the SMI(R) Index and/or the figure at which the SMI(R) Index stands at any particular time on any particular day or otherwise. The SMI(R) Index is compiled and calculated solely by the Swiss
                           Exchange. However, the Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI(R) Index and the Swiss Exchange shall be under no obligation to advise any person of any error therein.

                           SMI(R) is a registered trademark of the
                           Swiss Exchange.

USE OF NIKKEI 225(R)INDEX  All rights to the Nikkei 225(R)Index are owned by Nihon Keizai Shimbun. The Company disclaims all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225(R)Index. In addition, Nihon Keizai Shimbun has no relationship to the Company; it does not sponsor, endorse, authorize, sell or promote the insurance product, and has no obligation or liability in connection with the administration or marketing of the annuity or with the calculation of the contract values.

USE OF DAX(R) INDEX        DAX(R) is a registered trademark of Deutsche
                           Borse AG.

DEATH BENEFIT              means the amount payable upon the death of
                           the Owner or the Annuitant, whichever applies. The amount of the Death Benefit is described in the Distributions Upon Death of Owner or Annuitant.

EFFECTIVE DATE             means the Effective Date shown in the Contract
                           Data and is the date coverage begins under this contract. It is also the date from which Contract Anniversaries and Contract Years are measured.

FIXED ACCOUNT VALUE        means the portion of the Aggregate Value
                           which is credited with a Guaranteed Minimum Interest
                           Rate specified in the Contract Data. Fixed Account assets are maintained in the Company's general account and not allocated to the separate account.

FIXED ACCOUNT ONE          means the portion of the contract which is
                           credited with a Guaranteed Minimum Interest Rate of 3.5% or the annual rate established each year by the Company.

FIXED ACCOUNT TWO          means the portion of the contract which is
                           credited with a Guaranteed Minimum Interest Rate of 3.0% or a rate derived from increases (if any) in the S & P 500(R) Index over a Term Period.

FIXED ACCOUNT THREE        means the portion of the contract which is
                           credited with a Guaranteed Minimum Interest Rate of 3.0%, or a rate derived from increases (if any) in the Delta International Composite Index over a Term
                           Period.

FIXED ANNUITY              means payments which begin on the Maturity
                           Date and which do not vary as to investment experience of any separate account of the Company.

FUND/SERIES                means an open ended management investment
                           company whose shares are available to fund the benefits under this contract. Such investment company must be registered under the Investment Company Act of 1940, as amended.

INVESTMENT DIVISION        means a subdivision of the Variable Account
                           investing solely in shares of one of the Portfolios.
                           The investment performance of each Investment
                           Division is linked directly to the performance of the underlying Portfolio.

JOINT OWNERS               means two persons who are considered the
                           Owner and may exercise all the rights of the Owner under this contract jointly. Each Joint Owner has an equal ownership interest in the Contract unless the Company is advised otherwise in writing.

MATURITY DATE              means the Maturity Date designated in the
                           application for this contract. It may be as early as desired, subject to applicable Withdrawal or Surrender Charges. Until the Maturity Date, it is subject to change by the Owner upon at least 30 days advance written notice to the Company. The Maturity
                           Date cannot be accelerated without written consent of the Company. It is the date on which a settlement option for the payment of Cash
                           Value for the benefit of the Annuitant is effective.
                           At the Maturity Date, the election is binding and irrevocable. The Maturity Date shall in no event be later than the Annuitant's 109th birthday.

OWNER means the person who possesses all rights under the contract, including the right to make withdrawals from or surrender the contract and designate or change the Owner's Beneficiary and Annuitant's Beneficiary. The Annuitant is the Owner unless otherwise designated in the application or by change of ownership thereafter.

OWNER'S BENEFICIARY        means the person who is entitled to the Death
                           Benefit upon the death of the Owner prior to the Maturity Date.

PORTFOLIO                  means any series of Dreyfus Variable
                           Investment Fund underlying an Investment Division of the Variable Account.

PREMIUM PAYMENTS           means the sum of the Initial Premium and all
                           subsequent premiums.

RIGHT TO EXAMINE PERIOD    means the period described in the Right to
                           Examine provision during which the contract may be canceled and treated as void from the Effective Date.

TERM PERIOD                means seven years from the date any Premium
                           Payment or transfer is allocated to Fixed Account Two or Fixed Account Three. A separate Term Period applies to each Premium Payment allocated to Fixed
                           Account Two or Fixed Account Three or to any transfer to Fixed Account Two or Fixed Account Three.

VALUATION DATE             means each date on which the Variable
                           Account is valued, which is each business day on which the New York Stock Exchange is open for trading, except any day on which trading on the New
                           York Stock Exchange is restricted, or on which an emergency exists, as determined by the Securities and Exchange Commission, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD           means the period of time beginning at the
                           close of the New York Stock Exchange on a Valuation
                           Date and ending at the close of the New York Stock
                           Exchange on the next succeeding Valuation Date. A
                           Valuation Period may be more than one day in length.

VARIABLE ACCOUNT           means Delta Life and Annuity Company
                           Separate Account VAI, a separate account of the Company under Tennessee law. The Variable Account consists of Investment Divisions. Each Investment
                           Division of the Variable Account may invest its assets in a separate class of a designated investment company or companies.

VARIABLE ACCOUNT VALUE     means the portion of the Aggregate Value
                           allocated to the Variable Account.


VARIABLE ANNUITY           means monthly payments which vary in amount
                           with the investment experience of the Investment
                           Division into which the amount allocated to the Variable Account is allocated.

WITHDRAWAL CHARGE
OR SURRENDER CHARGE        means the amount specified in the Contract Data.

                               GENERAL PROVISIONS


ENTIRE CONTRACT            This contract has been issued in
                           consideration of the application and payment of the Initial Premium while the Annuitant is alive. This contract, the riders and/or endorsements, if any, and the application, a copy of which is attached, constitute the entire agreement between the parties.
                           All statements made by the Owner, Annuitant or on behalf of either shall be considered representations and not warranties.

AGE Unless otherwise specified, the word age means age nearest birthday. Payment under this contract will be subject to proof of age acceptable to the Company.

MISSTATEMENT OF AGE        If the age of the Annuitant or any payee
                           under the contract has been misstated, the benefits available under this contract will be those that the premiums paid would have purchased for the correct age. Any overpayment by the Company, with interest at the rate of 3% compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum with interest at the rate of 3% compounded annually.

EVIDENCE OF SURVIVAL       When any payments under the contract depend
                           on a recipient being alive on a given date, proof that the recipient is living may be required by the Company. Such proof may be required prior to making the payments.

INCONTESTABILITY           This contract will not be contested.

STATEMENTS                 Prior to the Maturity Date or death of the
                           Annuitant or Owner, the Company shall provide the Owner with a written statement of the Aggregate Value at least once each Contract Year.

COMPATIBILITY              The Company intends that the terms and
                           conditions of this contract shall be in compliance with the applicable provisions of the Code. All interpretations of the terms and conditions of this contract shall be in compliance with these sections of the Code. In addition, all rights granted to the Owner or the Annuitant herein shall be ineffective to the extent such rights would be incompatible with such sections.

AMENDMENT/MODIFICATION     The contract may be modified by Delta
                           without consent (except in Kansas, Pennsylvania and Washington) if such modification: (i) is necessary to allow the contract or the separate account to comply with any law or regulation is sued by a governmental agency to which the Company or the separate account is subject; or (ii) is necessary to assure continued compliance with applicable requirements of the Code or other federal or state laws relating to the contract.

                           Any other amendment may be made only with the consent of the Owner and the Company. Only the President, a Senior Vice President or the Secretary of the Company has the power to change, modify or waive the provisions of this contract, and then only in writing. The agent or any other person shall not have the power or authority to waive, change or alter the terms of this contract, except as provided above.

TRANSFER OF OWNERSHIP      Transfer of ownership may be made on a form
                           signed by the Owner, provided by and filed with the Company. The effective date on the transfer shall be the date the request was signed by the Owner, subject to any payment made or action taken by the Company before the contract was endorsed.

ASSIGNMENT                 The Owner may assign this contract, subject
                           to the rights of any assignee of record. No assignment shall be binding upon the Company until it is recorded by the Company at its Delta Variable
                           Annuity Service Center. In no case shall the Company have any obligation as to the effect, validity or sufficiency of the assignment. If a beneficiary designation is revocable, any interest of the beneficiary shall be subject to the rights of an assignee. To the extent a beneficiary designation is irrevocable, no assignment may be made without such beneficiary's consent. Any part of the contract values to which the assignee is entitled shall be payable to the assignee in one sum.

INTEREST ON DEATH PROCEEDS The Company will pay interest at 3% per year on the proceeds if the Cash Value is not paid in one sum or applied under a settlement option within thirty (30) days of the date the Company receives (1) due proof of death of the Annuitant or Owner before the Maturity Date and (2) payment election from the beneficiary in good order. This does not apply if the contract is continued with the spouse beneficiary as Owner. If applicable law requires payment of a greater amount, the Company will pay that amount.

SPENDTHRIFT AND
CREDITOR EXEMPTION         After the selection of a settlement option
                           has been made by the Owner, no payee shall have the right to encumber, alienate, or anticipate any of the payments, or change the manner of settlement in any way, unless such right has been granted by the Owner in writing and filed with the Company.

                           To the extent permitted by law, no payments under this contract shall be subject to the debts, contracts or engagements of the Owner, Annuitant or any beneficiary of this contract or to any judicial process to levy upon or attach the same for the payment thereof.

FORMS The Company may rely upon, and shall be held harmless for, acting in accordance with any form provided to the Company which has been executed and filed by either the: (1) Owner; (2) Annuitant; and/or
                           (3) beneficiary(ies).


DEFERRAL Transfers, partial withdrawals, payment of proceeds on the Maturity Date or a request for full surrender from the Variable Account will usually be processed within seven (7) days. However, processing of any of these transactions that involve the Variable Account may be postponed for any of the following reasons:

                                    1.       when the New York Stock Exchange is
                                             closed, other than customary
                                             weekend and holiday closings;

                                    2.       when trading on the New York Stock
                                             Exchange is restricted by the
                                             Securities and Exchange Commission;

                                    3.       when the Securities and Exchange
                                             Commission declares that an
                                             emergency exists as a result of
                                             which disposal of securities in the
                                             Variable Account is not reasonably
                                             practicable to determine the
                                             Accumulation Value in the
                                             Investment Division;

                                    4.       when a governmental body having
                                             jurisdiction over the Variable
                                             Account by order permits such
                                             delay;

                                    5.       if any Premium Payment paid to
                                             Delta by check or draft has not
                                             yet cleared.

                           Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described above exist.

                           At the option of the Company, any transfer or withdrawal or surrender payment or payment upon the Maturity Date from the Fixed Account may be deferred for a period not longer than six (6) months from the date the Owner makes such request.

                               PAYMENT OF PREMIUMS

PREMIUMS/LIMITATION        The Initial Premium payable to the Company
                           on the Effective Date is shown on the Contract Data.
                           This contract will not be in force until the Initial
                           Premium is paid. The Annuitant must be alive upon the Company's receipt of the Initial Premium for the contract to become effective. Subsequent Premium
                           Payments may be made at any time prior to the Maturity Date, subject to the premium limitations described below.

                           The Minimum Initial Premium Payment and
                           Minimum Subsequent Premium Payment are as set forth in the Contract Data. A Premium Payment resulting in Aggregate Value in excess of $2,000,000 or an allocation to the Fixed Accounts resulting in Fixed Account Aggregate Value in excess of $1,000,000 requires preapproval by the Company.

PAYMENTS/DATE OF RECEIPT   Premium Payments are payable to the Company
                           at the mailing address for premiums shown on the Contract Data. Premium Payments after the Initial
                           Premium shall be credited to this contract on the Valuation Date received by the Company.

PREMIUM TAX                In the event that a premium tax is imposed
                           against the contract, such tax will be deducted from the Aggregate Value at the earlier of:

                                    1.       the date such premium tax is due;
                                             or

                                    2.       the date the Aggregate Value is
                                             used to determine the value of
                                             annuity payments, or any proceeds
                                             payable upon death, or upon
                                             surrender.

PREMIUM ALLOCATION         Premium Payments received at the Delta
                           Variable Annuity Service Center will be allocated to the Variable and Fixed Accounts according to the premium allocation specified in the application or the Owner's most recent instructions received in good order by the Company, if any. The Owner may change the allocation of future Premium Payments without fee or penalty upon written notice to the Delta Variable
                           Annuity Service Center.

                           Premium Payments and transfers to Fixed
                           Account Two and Fixed Account Three shall be invested in the Money Market Investment Division until the next available purchase date. The purchase date is determined by the Company based on the volume of premium and transfers into the respective Fixed Account. The purchase date shall be the date that the Premiums and transfers are allocated to the respective Fixed Account.

                 ALLOCATION TO FIXED ACCOUNTS/FIXED ACCOUNT ONE

GENERAL                    The benefits under this contract may be
                           provided wholly or in part through the Fixed Account. The Fixed Account includes assets of the Company other than those credited to a separate account of the Company. Premium Payments allocated to the Fixed Account may be allocated to Fixed Account One, Fixed Account Two or Fixed Account Three.

FIXED ACCOUNT ONE          The Aggregate Value attributable to Fixed
                           Account One on or before the Maturity Date shall be the sum of:

                                    (1)      Premium Payments received by the
                                             Company and allocated to Fixed
                                             Account One, plus;

                                    (2)      Transfers to Fixed Account One,
                                             plus;

                                    (3)      Interest credited to Fixed Account
                                             One, less;

                                    (4)      Withdrawals from Fixed Account One,
                                             less;

                                    (5)      Transfers from Fixed Account One,
                                             less;

                                    (6)      Withdrawal Charges or Surrender
                                             Charges attributable to Fixed
                                             Account One, less;

                                    (7)      Any applicable taxes or fees
                                             deducted by the Company.

                           The Company guarantees that Premium Payments and transfers allocated to Fixed Account One will earn a minimum fixed interest rate of 3.5% per year. The Company may credit interest in excess in 3.5%. Periodically, but not less than annually, the Company will declare interest rates that apply separately to amounts allocated in separate time periods.

                                FIXED ACCOUNT TWO

GENERAL The Aggregate Value and Cash Value attributable to Fixed Account Two shall be determined separately for each Premium Payment or transfer allocated to Fixed Account Two. The Aggregate Value of an allocation shall be equal to the greater of (1) its Indexed Value; or (2) its Cash Value.

ALLOCATION ANNIVERSARY     An Allocation Anniversary is each anniversary
                           of the date a Premium Payment or transfer is allocated to Fixed Account Two. Premium Payments and transfers to Fixed Account Two and Fixed Account
                           Three shall be invested in the Money Market
                           Investment Division until the next available purchase date. The purchase date is determined by the Company based on the volume of premium and transfers into the respective Fixed Account. The purchase date shall be the date that the Premiums and transfers are allocated to the respective Fixed Account.

ALLOCATION ANNIVERSARY
ADJUSTMENTS                On each Allocation Anniversary, the Indexed
                           Value and the Cash Value will be compared. If the Indexed Value is greater than the Cash Value, the Cash Value will be increased, up to the amount of the Indexed Value, by the excess, if any:

                                    *        of the total to date of all Indexed
                                             Increases during the Term Period;

                                             OVER:

                                    *        the total of all interest credited
                                             to the Cash Value and all previous
                                             Allocation Anniversary Adjustments
                                             during the Term Period.

INDEXED VALUE              The Indexed Value of a Fixed Account Two allocation
                           shall be the sum of:

                                    1.       The Premium Payment received by the
                                             Company and allocated to Fixed
                                             Account Two or the amount
                                             transferred to Fixed Account Two;
                                             plus

                                    2.       All Indexed Increases; less

                                    3.       Any withdrawals; plus

                                    4.       Any Term Period Adjustment; less

                                    5.       Any applicable taxes deducted by
                                             the Company.

CASH VALUE                 The Cash Value of each Fixed Account Two allocation
                           at any time is guaranteed to equal:

                                    1.       The Fixed Account Two allocation
                                             multiplied by 90%; plus

                                    2.       Allocation Anniversary Adjustments,
                                             if any; less

                                    3.       Any withdrawals; less

                                    4.       Any applicable taxes deducted by
                                             the Company; plus

                                    5.       Interest credited on the result of
                                             items 1 through 4 at the Guaranteed
                                             Minimum Interest Rate shown in the
                                             Contract Data.

                           At the end of the Term Period, if the
                           Indexed Value exceeds the Cash Value, the Cash Value will be increased to equal the Indexed Value.

INDEXED INCREASES          The Indexed Increase during any Term Period is
                           determined on each Allocation Anniversary as follows:

                  1. First, an annual effective Index Rate is determined. The Index Rate is determined such that if the S & P 500(R) Index Value on the first day of the Term Period were accumulated for the Term Period at this annual effective Index Rate to the Allocation Anniversary at the end of the Term Period the resulting value would equal the highest S & P 500(R) Index Value on any Allocation Anniversary, including the first day of the current Term Period. The annual effective Index Rate is equal to:

                                    [(Highest S & P 500(R) Index
                                    Value)/(Initial S & P 500(R) Index
                                    Value)]1/7-1

                           where:

                                    *        the Highest S & P 500 (R) Index
                                             Value is the highest S & P 500(R)
                                             Index Value on any Allocation
                                             Anniversary measured from the first
                                             day of the Term Period to the
                                             current Allocation Anniversary; and

                                    *        the Initial S & P 500(R) Index
                                             Value is the S & P 500(R) Index
                                             Value on the first Valuation Date
                                             of the Term Period.

                  2. Second, the Indexed Increase on the current Allocation Anniversary is determined as follows:

                                    (a)      multiply the Indexed Value as of
                                             the first day of the Term Period
                                             less any withdrawals during the
                                             Term Period by:

                                                (1 + Index Rate - Guaranteed
                                                Yield Spread Charge)n-1

                                    where:

                                                * "n" is the number of
                                                completed years in the Term
                                                Period; and

                                    (b)      subtract any previous Indexed
                                             Increases in the Term Period;

                                    (c)      add, for each withdrawal during the
                                             Term Period, the amount of the
                                             withdrawal multiplied by:



                                             (1 + Index Rate calculated on the
                                             Allocation Anniversary immediately
                                             prior to the withdrawal Guaranteed
                                             Yield Spread Charge)m-1

                                    where:

                                             * "m" is the number of completed
                                             years in the Term Period at the
                                             time of the withdrawal.


                           The Indexed Increase will never be less than zero.

                           If any portion of the Initial Premium is allocated to Fixed Account Two, then the Guaranteed Yield Spread Charge is set forth on the Contract Data page. For any subsequent allocation in Fixed Account Two, the Guaranteed Yield Spread Charge will be set by the Company at the beginning of the Term Period.

TERM PERIOD ADJUSTMENT     At the end of the Term Period if the Cash
                           Value exceeds the Indexed Value, the Indexed Value will be increased to equal the Cash Value.

MINIMUM VALUES             Cash Values, benefits payable upon death and
                           annuity payments under Settlement Options are at least equal to the minimum values required by law of the state in which this contract was delivered.

FIXED ACCOUNT TWO INDEX    The Fixed Account Two Index is the Standard
                           and Poor's 500(R)Index (or "S & P 500(R) Index). If the S & P 500(R)Index is not published on the appropriate date, the S & P 500(R) Index published on the next succeeding Valuation Date will be used. If the S & P 500(R) Index is not published for five (5) consecutive business days, a substitute S & P
                           500(R)Index may be used. If the S & P 500(R)Index is no longer published or the calculation of the S & P
                           500(R)Index is changed substantially, a substitute index will be used. The Owner will be notified of any substitute index.

USE OF S & P 500(R)INDEX   "S & P"(R), "S & P 500"(R)and "Standard &
                           Poor's 500"(R)are trademarks of The McGraw Hill
                           Companies, Inc. and have been licensed for use by the Company. This product is not sponsored, endorsed, sold or promoted by Standard & Poor's(R), and Standard & Poor's(R) makes no representations regarding the advisability of purchasing this product.

FIXED ACCOUNT TWO AT
MATURITY DATE              On the Maturity Date, the entire Fixed
                           Account Two Cash Value shall be transferred to the Money Market Portfolio of the Variable Account.
                           Thereafter, the Aggregate Value of the Owner's interest in Fixed Account Two shall be zero.

END OF TERM PERIOD         At the end of a Term Period for an
                           allocation to Fixed Account Two and before the Maturity Date, the Aggregate Value of the Fixed
                           Account Two allocation shall be transferred to the Money Market Portfolio of the Variable Account unless otherwise specified by the Owner in writing prior to the end of the Term Period.

CHANGES TO FIXED
ACCOUNT TWO                To the extent permitted by law, subject to any
                           required notice to the Owner, the Company may, from time to time, make the following changes in Fixed
                           Account Two:

                                       -     change the Fixed Account Two Index
                                             and/or the Guaranteed Yield Spread
                                             Charge, if the Company determines
                                             such change to be appropriate, for
                                             any future allocation but not
                                             during the respective Term Period
                                             for such allocation.

                                       -     discontinue future allocations to
                                             Fixed Account Two.

                               FIXED ACCOUNT THREE

GENERAL                    The Aggregate Value and Cash Value
                           attributable to Fixed Account Three shall be determined separately for each Premium Payment or transfer allocated to Fixed Account Three. The Aggregate Value of each allocation shall be equal to the greater of (1) its Indexed Value; or (2) its Cash Value.

ALLOCATION ANNIVERSARY     An Allocation Anniversary is each
                           anniversary of the date a Premium Payment or transfer is allocated to Fixed Account Three. Premium Payments and transfers to Fixed Account Two and Fixed Account
                           Three shall be invested in the Money Market
                           Investment Division until the next available purchase date. The purchase date is determined by the Company based on the volume of premium and transfers into the respective Fixed Account. The purchase date shall be the date that the Premiums and transfers are allocated to the respective Fixed Account.

ALLOCATION ANNIVERSARY
ADJUSTMENTS                On each Allocation Anniversary, the Indexed
                           Value and the Cash Value will be compared. If the Indexed Value is greater than the Cash Value, the Cash Value will be increased, up to the amount of the Indexed Value, by the excess, if any:

                                    *        of the total to date of all Indexed
                                             Increases during the Term Period;

                                             OVER:

                                    *        the total of all interest credited
                                             to the Cash Value and all previous
                                             Allocation Anniversary Adjustments
                                             during the Term Period.

INDEXED VALUE              The Indexed Value of a Fixed Account Three
                           allocation shall be the sum of:

                                    1.       The Premium Payment received by the
                                             Company and allocated to Fixed
                                             Account Three or the amount
                                             transferred to Fixed Account Three;
                                             plus

                                    2.       All Indexed Increases; less

                                    3.       Any withdrawals; plus

                                    4.       Any Term Period Adjustment; less

                                    5.       Any applicable taxes deducted by
                                             the Company.

CASH VALUE                 The Cash Value of each Fixed Account Three
                           allocation at any time is guaranteed to equal:

                                    1.       The Fixed Account Three allocation
                                             multiplied by 90%; plus

                                    2.       Allocation Anniversary Adjustments,
                                             if any; less

                                    3.       Any withdrawals; less

                                    4.       Any applicable taxes deducted by
                                             the Company; plus

                                    5.       Interest credited on the result of
                                             items 1 through 4 at the Guaranteed
                                             Minimum Interest Rate shown in the
                                             Contract Data.

                           At the end of the Term Period, if the Indexed Value exceeds the Cash Value, the Cash Value will be increased to equal the Indexed Value.

INDEXED INCREASES          The Indexed Increase during any Term Period
                           is determined on each Allocation Anniversary as follows:

                           1. First, an annual effective Index Rate is determined. The Index Rate is determined such that if the Delta International Composite Index Value on the first day of the Term Period were accumulated for the Term Period at this annual effective Index Rate to the Allocation Anniversary at the end of the Term Period the resulting value would equal the highest Delta International Composite Index Value on any Allocation Anniversary, including the first day of the Term Period. The annual effective Index Rate is equal to:

                                    [(Highest Composite Index Value)/
                                    (Initial Composite Index Value)] 1/7-1

                                    where:

                                    *        the Highest Composite Index Value
                                             is the highest Delta International
                                             Composite Index Value on any
                                             Allocation Anniversary measured
                                             from the first day of the Term
                                             Period to the current contract
                                             anniversary; and

                                    *        the Initial Composite Index Value
                                             is the Delta International
                                             Composite Index Value on the first
                                             Valuation Date of the Term Period.

                           2.       The Indexed Increase on the current
                                    Allocation Anniversary is determined as
                                    follows:

                                    (a)      multiply the Indexed Value as of
                                             the first day of the Term Period
                                             less any withdrawals during the
                                             Term Period by:

                                                (1 + Index Rate - Guaranteed
                                                Yield Spread Charge)n-1

                                              where:

                                                * "n" is the number of
                                                completed years in the Term
                                                Period;

                                    (b)      subtract any previous Indexed
                                             Increases in the Term Period;

                                    (c)      add, for each withdrawal during the
                                             Term Period, the amount of the
                                             withdrawal multiplied by:


                                                (1 + Index Rate calculated on
                                                the Allocation Anniversary
                                                immediately  prior to the
                                                withdrawal Guaranteed Yield
                                                Spread Charge)m-1

                                             where:

                                                * "m" is the number of
                                                completed  years in the Term
                                                Period at the time of the
                                                withdrawal.

                           The Indexed Increase will never be less than zero.

                           If any portion of the Initial Premium is allocated to Fixed Account Three, then the Guaranteed Yield Spread Charge is set forth on the Contract Data page. For any subsequent allocation in

                           Fixed Account Three, the Guaranteed Yield
                           Spread Charge will be set by the Company at the beginning of the Term Period.

TERM PERIOD ADJUSTMENT     At the end of the Term Period if the Cash
                           Value exceeds the Indexed Value, the Indexed Value will be increased to equal the Cash Value.

MINIMUM VALUES             Cash Values, benefits payable upon death and
                           annuity payments under Settlement Options are at least equal to the minimum values required by law of the state in which this contract was delivered.

INDEX VALUE                The Index Value is the value of the Fixed
                           Account Three Index.

FIXED ACCOUNT THREE AT
MATURITY DATE              On the Maturity Date, the entire Fixed
                           Account Three Cash Value shall be transferred to the Money Market Portfolio of the Variable Account.
                           Thereafter, the Aggregate Value of the Owner's interest in Fixed Account Three shall be zero.

FIXED ACCOUNT THREE INDEX  The Fixed Account Three Index is the Delta
                           International Composite Index.


END OF TERM PERIOD         At the end of a Term Period for an
                           allocation to Fixed Account Three and before the Maturity Date, the Aggregate Value of the Fixed
                           Account Three allocation shall be transferred to the Money Market Portfolio under the Variable Account unless otherwise specified by the Owner in writing prior to the end of the Term Period.

CHANGES TO FIXED ACCOUNT
THREE To the extent permitted by law, subject to any required notice to the Owner, the Company may from time to time, make the following changes in Fixed Account Three:

                                    -        change the Fixed Account Three
                                             Index and/or the Guaranteed Yield
                                             Spread Charge, if the Company
                                             determines such change to be
                                             appropriate, for any future
                                             allocation but not during the
                                             respective Term Period for such
                                             allocation.

                                    -        discontinue future allocations to
                                             Fixed Account Three.

                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT       The Variable Account is an account established by
                           the Company, pursuant to the laws of the state of Tennessee, to separate the assets funding the variable benefits for the class of policies to which this contract belongs from the other assets of the Company. The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940, as amended. All income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to income, gains, or losses of the Company's general account. The assets of the Variable Account are the property of the Company but separate from the Company's general account, or other separate accounts. That portion of the assets of the Variable Account which is equal to the reserves and other contract liabilities with respect to the Variable Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

INVESTMENT DIVISIONS       The Variable Account is divided into
                           Investment Divisions. Each invests in a portfolio(s) of a Fund or Series designed to meet the objectives of the Investment Divisions. The current eligible investments are shown in the Contract Data. The
                           Company may, from time to time, add additional
                           Investment Divisions. If Investment Divisions are added, the Owner may be permitted to select from these other Investment Divisions subject to the terms and conditions the Company may impose on those allocations. The Company reserves the right to limit the number of Investment Divisions in which the Owner may invest. Each Investment Division will be valued at the end of each Valuation Period.

CHANGES WITHIN THE
VARIABLE  ACCOUNT          When permitted by law, subject to any
                           required notice to the Owner and any required approval of the Securities and Exchange Commission, state regulatory authorities or contract owners, the Company may, from time to time, make the following changes to the Variable Account:

                                    -        Make additional Investment
                                             Divisions available. The Investment
                                             Divisions will invest in investment
                                             portfolios the Company finds
                                             suitable for this contract.

                                    -        Eliminate Investment Divisions from
                                             the Variable Account, combine two
                                             or more Investment Divisions, or
                                             substitute a new portfolio for the
                                             portfolio in which an Investment
                                             Division invests. A substitution
                                             may become necessary if, in the
                                             Company's judgment, a portfolio no
                                             longer suits the purposes of this
                                             contract. This may happen due to a
                                             change in the laws or regulations,
                                             or a change in a portfolio's
                                             investment objectives or
                                             restrictions. This may also happen
                                             if the portfolio is no longer
                                             available for investment, or for
                                             some other reason.

                                    -        Combine the Variable Account with
                                             other separate accounts.

                                    -        Deregister the Variable Account
                                             under the Investment Company Act of
                                             1940, as amended, when registration
                                             of the Variable Account is no
                                             longer required.

                                    -        Operate the Variable Account as a
                                             management company under the
                                             Investment Company Act of 1940, as
                                             amended.

                                    -        Restrict or eliminate any voting
                                             rights of contract owners or other
                                             persons who have voting rights in
                                             the Variable Account.

                                    -        Make any changes required by the
                                             Investment Company Act of 1940, as
                                             amended, or its related
                                             requirements.

                        VARIABLE ACCOUNT CONTRACT VALUES
                         DURING THE ACCUMULATION PERIOD

CREDITING ACCUMULATION
UNITS                      Each Premium Payment allocated to the
                           Variable Account, and any amount transferred from the Fixed Account to the Variable Account will be credited to the specified Investment Divisions in the form of Accumulation Units.

                           The number of Accumulation Units to be
                           credited to a specified Investment Division is determined by dividing the dollar amount allocated to such division by the Accumulation Unit value next computed for such division following acceptance for investment of the allocated amount by the investment portfolio in which the Investment Division invests. The Accumulation Unit value of each Investment Division is determined on each Valuation Date. The number of units in each Investment Division will not change because of subsequent changes in the Accumulation Unit value.

                           To determine the number of Accumulation
                           Units deducted or credited in connection with a transaction, the dollar amount of the transaction is divided by the Accumulation Unit value of the affected Investment Division. The number of Accumulation Units in the Investment Division will change only if Accumulation Units are deducted or credited for the transactions described below.

                           Accumulation Units are credited to each
                           Investment Division as a result of:

                                    1.       any Premium Payments received and
                                             allocated to the Investment
                                             Division; and

                                    2.       transfers to the Investment
                                             Division.

                           Accumulation Units are deducted from each Investment Division as a result of:

                                    1.       transfers from the Investment
                                             Division;

                                    2.       any deductions caused by
                                             withdrawals from the Investment
                                             Division; and

                                    3.       any charges due that are assessed
                                             against the Investment Division.

ACCUMULATION UNIT VALUE    The value of an Accumulation Unit increases
                           or decreases in proportion to the net investment return of the Investment Division. Such value is determined by multiplying the value of an Accumulation Unit on the immediately preceding
                           Valuation Date by the Net Investment Factor (see definition below) for the period since that date.
                           Since the purchaser bears the investment risk, there is no guarantee as to the Aggregate Value of the contract; such value may be less than, equal to, or more than the amounts allocated to the Investment
                           Divisions.

NET INVESTMENT FACTOR      The Net Investment Factor is a value which
                           indicates the percentage change in the net asset value of an Investment Division since the preceding
                           Valuation Date. The Net Investment Factor for any
                           Investment Division for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

                           (a)      is the net result of:

                                    1.       The net asset value of a Fund or
                                             Series share held in the Investment
                                             Division determined as of the end
                                             of the Valuation Period; plus

                                    2.       The per share amount of any
                                             dividend or other distribution
                                             declared by the Fund on the shares
                                             held in the Investment Division if
                                             the "ex-dividend" date occurs
                                             during the Valuation Period; plus
                                             or minus

                                    3.       A per share credit or charge with
                                             respect to any taxes paid or
                                             reserved for by the Company during
                                             the Valuation Period which are
                                             determined by the Company to be
                                             attributable to the operation of
                                             the Investment Division.

                           (b) is the net asset value of a Fund share held in the Investment Division determined as of the end of the preceding Valuation Period; and

                           (c) is the Valuation Period equivalent of the Mortality and Expense charge and the Administrative Expense charge for the Variable Account.

                      TRANSFERS WITHIN AND BETWEEN ACCOUNTS

EXCHANGE OF ACCUMULATION
UNITS After the Right to Examine Period and before the Maturity Date the Owner may elect, by written notice to the Company at the Delta Variable Annuity Service Center, to exchange the value of a designated number of Accumulation Units of a particular Investment Division then credited to this contract for other Accumulation Units of an equal dollar value of another Investment Division.

TRANSFERS BETWEEN THE
FIXED AND VARIABLE
ACCOUNTS After the Right to Examine Period and before the Maturity Date, the Owner may elect, by written notice to the Company at the Delta Variable Annuity Service Center, to:

                                    (a)      transfer the value of a designated
                                             number of Accumulation Units of a
                                             particular Investment Division then
                                             credited to this contract to an
                                             equal dollar value in any of the
                                             Fixed Accounts;

                                    (b)      transfer a specified dollar value
                                             in any of the Fixed Accounts to one
                                             or more Investment Divisions of the
                                             Variable Account;

                                    (c)      transfer a specified dollar amount
                                             in any of the Fixed Accounts to any
                                             of the other Fixed Accounts; or

                                    (d)      transfer the value of a designated
                                             number of Accumulation Units of a
                                             particular Investment Division to
                                             one or more other Investment
                                             Divisions of the Variable Account.

                           Transfers shall be subject to restrictions in the Contract Data. Transfers involving the Investment Divisions are subject to such restrictions as may be imposed by the Funds. The Company may allow telephonic transfers in accordance with procedures established by the Company. The Company and the Delta Variable Annuity Service Center are not liable for any loss, cost or expense for action on telephonic transfers which are believed to be genuine in accordance with Company procedures.

                           In the event of a transfer from Fixed
                           Account Two or Fixed Account Three, both the Cash Value and the Indexed Value will be reduced by the amount of the transfer. The account to which the transfer is made will be credited with the Cash Value. The maximum transfer from Fixed Account Two or Fixed Account Three shall be the Cash Value. In the event the entire Fixed Account Two or Fixed Account Three Cash Value is transferred, the Aggregate Value and the Indexed Value of such account shall be zero.

                           The Company reserves the right at any time, and without prior notice, to terminate, suspend or modify transfer privileges.

DETERMINATION OF
ACCUMULATION UNIT
VALUES UPON TRANSFER       Upon the Company's receipt of a request for
                           any transfer, the Accumulation Unit Value of any Investment Division from which transfer is made is determined at the close of the concurrent Valuation
                           Period or, if later, at the close of the first subsequent Valuation Period during which the underlying investment portfolio of such Investment
                           Division accepts orders for redemption of shares relating to such transfer. Upon the Company's receipt of the redemption proceeds, the Accumulation Unit
                           Value of any Investment Division to which a transfer is made is determined at the close of the concurrent
                           Valuation Period or, if later, at the close of the first subsequent Valuation Period during which the underlying portfolio of the Investment Division to which the transfer is made accepts orders for purchases of shares relating to such transfer.

LIMITATION ON TRANSFERS    Transfers are subject to the restrictions and
                           transfer fees shown in the Contract Data.
                           Transfers made before the Maturity Date will have the transfer fee deducted from the amount which is transferred if the entire amount in the Investment
                           Division is being transferred, otherwise from the Investment Division from which the transfer is made.
                           Any transfer fees will be deducted in the ratio of the Aggregate Value transferred from each Investment
                           Division or Fixed Account to the total Aggregate
                           Value transferred. The sum of transfers and withdrawals from Fixed Accounts is limited each Contract Year to 10% of the Fixed Account One
                           Aggregate Value or Fixed Account Two Cash Value or
                           Fixed Account Three Cash Value, respectively. If after the transfer the Investment Division or Fixed
                           Account will have some amount of Cash Value but less than the minimum balance requirements shown in the Contract Data, then the remaining Cash Value will be transferred also.

AUTOMATIC ASSET
REBALANCING                After the Right to Examine Period and before the
                           Maturity Date, at the election by the Owner on a form to be provided by the Company, percentages allocated among the Investment Divisions may be rebalanced based on the Aggregate Value allocated to the Investment Divisions. Such rebalancing may be made quarterly, semi-annually, or annually.
                           Rebalancing shall occur based on the Owner's pre-established directed percentages. Rebalancing percentages may be changed upon thirty (30) days advance written notice by the Owner. An Aggregate
                           Value of at least $10,000 in the Variable Account is required to elect automatic asset rebalancing. Any rebalancing shall not be subject to the restrictions on transfers. The Company reserves the right to discontinue automatic asset rebalancing. Only one of the following provisions may be elected to be in effect at any time: dollar cost averaging, automatic asset rebalancing or systematic withdrawals. The
                           Company reserves the right to charge an annual fee of an amount not to exceed $25 for administrative expenses associated with processing the automatic asset rebalancing. This fee shall be deducted proportionately from the Investment Division's in equal installments during the Contract Year.

DOLLAR COST AVERAGING      After the Right to Examine Period and before
                           the Maturity Date, the Owner may elect, on a form to be provided by the Company, to transfer funds either from Fixed Account One or from the Money Market
                           Portfolio of the Variable Account to Investment
                           Divisions in the Variable Account. A minimum balance of $10,000 in Fixed Account One or the Money Market
                           Portfolio, as applicable, is required. Transfers from Fixed Account will be made once per month. Each such transfer from Fixed Account One may not exceed 1/36th of the Aggregate Value of Fixed Account One at the time of election. Transfers from the Money Market
                           Portfolio of the Variable Account may be made at intervals no more frequently than once per month.
                           These transfers shall be subject to a $250 minimum transfer from Fixed Account One or from the Money
                           Market Portfolio. These transfers are not subject to the restrictions on transfers in the Contract Data.
                           The Company reserves the right to discontinue the dollar cost averaging provision. Only one of the following provisions may be elected to be in effect at any time: dollar cost averaging, automatic asset rebalancing or systematic withdrawals. The Company reserves the right to charge an annual fee of an amount not to exceed $25 for administrative expenses associated with processing the dollar cost averaging.
                           This fee shall be deducted proportionately from the transferring Fixed Account One or Investment Division in equal installments during the Contract Year.

                           Dollar cost averaging will terminate when any of the following occurs: (a) the number of designated transfers has been completed; (b) the value of the Money Market Investment Division or Fixed Account One is insufficient to complete the next transfer; (c) the Owner requests termination in writing; (d) the Contract is surrendered; or (e) the Maturity Date is reached.

                            WITHDRAWALS AND SURRENDER

WITHDRAWALS-GENERAL        After the Right to Examine Period and before
                           the Maturity Date, the Owner may make withdrawals from the Aggregate Value of the contract. Withdrawals are subject to any restrictions described in the Contract Data. Withdrawals may not reduce the Cash
                           Value to less than the minimum balances shown on the Contract Data. Withdrawals are subject to the Withdrawal Charge (unless otherwise waived as described below in this Section) and any applicable premium taxes. The Withdrawal Charge is a percentage of each Premium Payment withdrawn as stated in the Contract Data. All withdrawals will be based on values for the Valuation Period in which the Owner's written notice or other form of notice acceptable to the Company is received at the Delta Variable Annuity
                           Service Center. There is no Withdrawal Charge upon payments upon the death of the Annuitant. Payment of the Death Benefit upon the death of the Owner (who is not the Annuitant) is subject to the Withdrawal
                           Charge unless an exception applies. The Withdrawal
                           Charge does not apply on the Maturity Date if payment is made under a settlement option providing for payments (1) for the payee's life or (2) for a period certain, where the last payment is at least ten years from the date the last Premium Payment was made
                           (provided there is no guaranteed commutation).

WITHDRAWAL ALLOCATION      The withdrawal request must be in a form and
                           manner acceptable to the Company. The withdrawal request must specify the amount of the withdrawal or the percentage of Aggregate Value to be withdrawn from each account or Investment Division. The Owner may direct a withdrawal to be made from a specific
                           Investment Division or the withdrawal may be taken pro rata from all Investment Divisions. If the Owner does not specify, the withdrawal will be taken pro rata from the Investment Divisions and Fixed Account
                           One in the ratio that each bears to the Aggregate
                           Value attributable to the Variable Account and Fixed
                           Account One. A partial withdrawal will result in a decrease in the Cash Value equal to the amount of the partial withdrawal plus any applicable Withdrawal
                           Charges.

                           The sum of transfers and withdrawals from Fixed Accounts each Contract Year is limited to 10% of the Fixed Account One Aggregate Value, Fixed Account Two Cash Value or Fixed Account Three Cash Value, respectively.

                           Unless the Owner designates otherwise, the Withdrawal Charge will be deducted proportionately from the Investment Divisions and/or Fixed Account One from which the withdrawal is made.

                           If as a result of a partial withdrawal, the Aggregate Value remaining in an Investment Division or Fixed Account One is less than the minimum Aggregate Value established by the Company, the withdrawal will be limited so that the Aggregate Value will not be less than the minimum.

                           The maximum withdrawal from Fixed Account
                           Two or Fixed Account Three shall be the Cash Value of Fixed Account Two or Three. In the event the entire Fixed Account Two or Three Cash Value is withdrawn, the Aggregate Value and Indexed Value of such account shall be zero. Partial withdrawals from Fixed Account Two and Fixed Account Three shall reduce both the Cash Value and the Indexed Value. Partial Withdrawals may not be made if after the withdrawal there would be some Cash Value in Fixed Account Two or Fixed Account Three but less than the minimum balance requirements shown on the Contract Data.

PARTIAL WITHDRAWAL OF FUNDS
WITHOUT CHARGES            After the first Contract Anniversary, the
                           Owner may make a withdrawal free of any Withdrawal
                           Charge twice per Contract Year. The maximum free withdrawal amount in any Contract Year is the greater of (1) 10% of total Premium Payments credited for more than one year or (2) accumulated earnings not previously withdrawn. For this purpose, accumulated earnings not previously withdrawn is the Aggregate
                           Value less Premium Payments plus withdrawals charged to Premium Payments. Withdrawals of the maximum free withdrawal amount are not charged to Premium
                           Payments. Withdrawals in excess of the maximum free withdrawal amount are charged to Premium Payments on a first-in, first- out basis.

SYSTEMATIC WITHDRAWALS     After the Right to Examine Period and before
                           the Maturity Date, if the Aggregate Value minimum is at least the amount shown on the Contract Data, the Owner may elect monthly, quarterly, semi-annually or annual withdrawals of equal amounts from the Variable
                           Account and Fixed Account One. The minimum withdrawal under this option is $500. The maximum annual systematic withdrawals are limited to the maximum aggregate free withdrawal amount available as of the election date of the systematic withdrawal. Such amount is redetermined on each anniversary of such election. Systematic withdrawals must continue for at least one year. During the time systematic withdrawals are being made, no other withdrawals may be made free of the Withdrawal Charge. Systematic withdrawals will be in the percentage allocations specified by the Owner. If the Owner does not specify, withdrawals will be taken pro rata from the Investment Division(s) with value. Only one of the following provisions may be elected to be in effect at any time: dollar cost averaging, automatic asset rebalancing or systematic withdrawals. The Company reserves the right to impose an annual fee of an amount not to exceed $45 for administrative expenses associated with processing the systematic withdrawal.
                           This fee shall be deducted from each systematic withdrawal in equal proportions during the Contract
                           Year.

SURRENDER OF CONTRACT      At any time prior to the Maturity Date, the
                           Owner may surrender this contract for its Cash Value.
                           The surrender request shall be in writing on a form provided by the Company and signed by the Owner. This contract shall accompany the request form and be surrendered. If an assignment of this contract has been recorded by the Company, any surrender request must be approved in writing by the assignee.

                           The Surrender Charges are described in the Contract Data. A full surrender will incur the full surrender charge.

                           The Surrender Charge does not apply to payments upon the death of the Annuitant. The
                           Surrender Charge does not apply at the Maturity Date if payment is made under a settlement option providing for payments (1) for the payee's life or
                           (2) for a period certain, where the last payment is at least ten years from the date the last Premium Payment was made (provided there is no guaranteed commutation).

                           In lieu of payment of the surrender proceeds in a lump sum, a settlement option may be elected.

                 DISTRIBUTIONS UPON DEATH OF OWNER OR ANNUITANT

DEATH BENEFIT PRIOR
TO MATURITY DATE           Upon the death of the Annuitant prior to the
                           Maturity Date, the Death Benefit shall be the Guaranteed Minimum Death Benefit described in the
                           Contract Data. Upon the death of the Owner prior to the Maturity Date, if the Owner is not the Annuitant, the Death Benefit shall be the Cash Value. Upon payment of such amount, this contract shall be surrendered.

OWNER'S BENEFICIARY        The Owner's Beneficiary is named in the
                           application, or if changed, in the most recent change of Owner's Beneficiary form recorded with the Company. Upon the death of a Joint Owner, the surviving Joint Owner shall be the Owner's
                           Beneficiary. If there are Joint Owners, any other
                           Owner's Beneficiary designated in the application or subsequently designated will be treated as a contingent Owner's Beneficiary. Unless the Owner has provided otherwise:

                                    1.       any Owner's Beneficiary must
                                             survive the Owner; and

                                    2.       when there are two or more Owner's
                                             Beneficiaries, the surviving
                                             Owner's Beneficiaries will receive
                                             equal shares.

                           If there is no surviving Owner's Beneficiary on the Owner's death, the Annuitant (if not the Owner) shall be deemed the Owner's Beneficiary. If there is no surviving Owner's Beneficiary on the Owner's death and if the Annuitant is the Owner, the estate of the Owner shall be the Owner's Beneficiary.

                           Unless irrevocably designated, the Owner may change the Owner's Beneficiary. The Owner must file at the Delta Variable Annuity Service Center a written request for change of Owner's Beneficiary on a form provided by the Company and signed by the Owner. The change of Owner's Beneficiary shall take effect as of the date of execution of the form:

                                    1.       whether or not the Owner is living
                                             as of the date such form is
                                             recorded by the Company at its
                                             Delta Variable Annuity Service
                                             Center; and

                                    2.       subject to any payment made or
                                             action taken by the Company before
                                             such form is recorded.

                           If the Owner is not the Annuitant all rights of the Owner's Beneficiary in this contract shall terminate upon the Maturity Date. Also, if the Owner is not the Annuitant and the Annuitant predeceases the Owner, the proceeds shall be distributed as determined under Death of Annuitant Prior to Maturity Date.

DEATH OF OWNER PRIOR
TO MATURITY DATE           If the Owner dies prior to the Maturity
                           Date, the Death Benefit shall be paid to the Owner's
                           Beneficiary under a settlement option selected by the Owner's Beneficiary. The form of payment is subject to the restrictions in this section. If the Owner dies prior to the Maturity Date and the Owner's
                           Beneficiary is not an individual, the entire Death
                           Benefit must be distributed to the Owner's
                           Beneficiary within five (5) years of the Owner's death.

                           If the Owner dies prior to the Maturity Date and the Owner's Beneficiary is an individual, the Death Benefit:

                                    1.       must be distributed within five (5)
                                             years of the Owner's death; unless

                                    2.       the Owner's Beneficiary elects to
                                             receive a distribution in the form
                                             of a life annuity or an annuity for
                                             a period certain not exceeding his
                                             or her life expectancy. Payments of
                                             an annuity for life or period
                                             certain must begin no later than
                                             one (1) year from the date of the
                                             Owner's death.

                           If the Owner's Beneficiary is the Owner's spouse, the spouse may elect to continue the contract without commencement of distributions. In such case the spouse shall become the Owner and the distribution shall be made in accordance with the distribution upon death rules contained in this section upon the death of the spouse.

                           If the Owner is not an individual, the death of the Annuitant shall be treated as the death of the Owner for purposes of applying the distributions upon death rules contained in this section of the contract.

                           In the case of joint owners, these
                           distribution rules are applied on the first death.

                           If the Owner is not the Annuitant, upon the death of the Owner prior to the Maturity Date, all rights of the Annuitant and any Annuitant's Beneficiary in this contract shall terminate.

ANNUITANT'S BENEFICIARY    The Annuitant's Beneficiary is named in the
                           application, or if changed, in the most recent change of Annuitant's Beneficiary form recorded with the Company. Unless provided otherwise:

                                    1.       Any Annuitant's Beneficiary must
                                             survive the Annuitant; and

                                    2.       When there are two or more
                                             Annuitant's Beneficiaries, the
                                             surviving Annuitant's Beneficiaries
                                             will receive equal shares.

                           If there is no surviving Annuitant's Beneficiary on the Annuitant's death:

                                    1.       The Owner shall be deemed the
                                             Annuitant's Beneficiary if the
                                             Owner and Annuitant are not the
                                             same persons; and

                                    2.       The Owner's estate will be deemed
                                             the Annuitant's Beneficiary if the
                                             Owner and Annuitant are the same
                                             person.

DEATH OF ANNUITANT
PRIOR TO MATURITY DATE     If the Annuitant is the Owner, upon the death
                           of the Owner prior to the Maturity Date, the Death Benefit shall be distributed as determined under Death of Owner Prior to Maturity Date.

                           If the Annuitant is not the Owner and the Annuitant dies prior to the Maturity Date, the Death Benefit shall be distributed to the Annuitant's Beneficiary under a settlement option selected by the Owner. If the Annuitant is not the Owner and both die under such circumstances that the order of their deaths cannot be established by proof, the Death Benefit shall be paid as if the Owner died first.

DEATH OF OWNER OR ANNUITANT
ON OR AFTER MATURITY DATE  If the Annuitant is the Owner, upon the death of the Annuitant on or after the Maturity Date and before the entire interest in the contract is distributed, and if a joint and survivor annuity was elected, the Company shall pay to the survivor the remainder of the payments pursuant to such settlement option. If there is no survivor under a joint and survivor annuity, any remaining portion must be distributed to the Annuitant's Beneficiary in accordance with the settlement option in effect as of the date of the Annuitant's death.

                           If the Annuitant is not the Owner, upon the death of the Owner on or after the Maturity Date and before the entire interest in the contract is distributed, payments shall continue to the Annuitant under the settlement option elected at the Maturity Date. Upon any subsequent death of the Annuitant, payment shall be made under the preceding paragraph.

                           If the Annuitant is not the Owner, upon the death of the Annuitant on or after the Maturity Date and before the entire interest in the contract is distributed, and if a joint and survivor annuity was elected, the Company shall pay to the survivor the remainder of the payments pursuant to such settlement option. If there is no survivor under a joint and survivor annuity, any remaining portion must be distributed to the Annuitant's Beneficiary in accordance with the settlement option in effect as of the date of the Annuitant's death. This shall be subject to the Owner's right of commutation, if elected.

                             CHARGES AND DEDUCTIONS

MORTALITY AND EXPENSE
RISK CHARGE                A Mortality and Expense Risk Charge, shown
                           in the Contract Data, is deducted on each Valuation
                           Date based on the average daily net assets of each Investment Division.

ADMINISTRATIVE CHARGE      An Administrative Charge, shown in the
                           Contract Data, is deducted on each Valuation Date based on the average daily net assets of each Investment Division.

CONTRACT FEE               The Contract Fee, if any, will be deducted
                           on each Contract Anniversary proportionately to the Aggregate Value in each Investment Division and Fixed
                           Account One. At the time of any surrender, the Contract Fee will be assessed for the entire Contract
                           Year. At the time of annuitization, a pro rata
                           Contract Fee will be assessed. The annual Contract
                           Fee is shown in the Contract Data.

ANNUITY FEE                If a Variable Annuity Settlement Option is
                           selected, the Annuity Fee will be allocated proportionately among the appropriate Investment
                           Divisions. The annual Annuity Fee is shown in the Contract Data.

PREMIUM TAXES AND OTHER
TAXES                      Premium taxes that a state or other
                           government charges the Company will be charged against Aggregate Value at the earlier of:

                                    1.       the date such premium tax is due;
                                             or

                                    2.       the date the Aggregate Value is
                                             used to determine the value of
                                             annuity payments, or any proceeds
                                             payable upon death, or upon
                                             surrender.

                           If there is a change in any applicable federal, state or local tax which imposes increased taxes on the Variable Account or the operations of the Company with respect to this contract, the Company may adjust the Cash Value by a provision or charge for such taxes.

WAIVER OF FEES OR CHARGES  The waiver of any fees or charges, including but not limited to any transfer fee or Contract Fee shall not prevent the Company from subsequently charging such fee or charge in accordance with this contract. The Company shall give the Owner notice in that event. The Company may not waive any fee or charge in violation of applicable law.

                               SETTLEMENT OPTIONS

GENERAL On the Maturity Date, or upon death of the Owner or Annuitant, the Cash Value of the contract will be applied, as specified by the Owner or Beneficiary, as the case may be, under one or more of the settlement options provided in this contract. Annuity payments may be made on a fixed or variable basis or both. A settlement option shall provide for periodic payments to be made at least annually.

CHOICE OF OPTIONS - OWNER  The Owner shall elect a settlement option for the payment of Cash Value for the benefit of the Annuitant. Election of a settlement option by the Owner shall occur prior to the Maturity Date. Such election shall be binding and irrevocable on and after the Maturity Date.

                           The Owner may elect a joint and survivor settlement option under which a secondary Annuitant may receive payment upon the death of the Annuitant and shall designate such secondary Annuitant. Secondary Annuitant shall mean the person so designated by the Owner prior to the Maturity Date.

                           If no alternative settlement option has been elected by the Owner prior to the Maturity Date, the Cash Value will automatically be applied under Option 4, life with a 10 year guaranteed period. Such payments will be made on a variable basis to the extent any of the Cash Value has been allocated to the Variable Account.

CHOICE OF OPTIONS -
BENEFICIARY                If the Owner or Annuitant dies and proceeds
                           are payable to an Owner's Beneficiary or Annuitant's
                           Beneficiary, and no settlement option election is in force, then the payee may make an election of a settlement option for his/her own benefit, subject to the Distribution upon Death of Owner or Annuitant
                           Section. If no settlement option is selected meeting the requirements of such section, payment of the Death Benefit shall be made in a single sum settlement.

PAYMENT/MINIMUM AMOUNT     Proceeds may be:

                                    1.       paid under a settlement option;

                                    2.       divided into two or more parts and
                                             each part paid under a settlement
                                             option; or

                                    3.       paid in one lump sum.

                           If the proceeds to be applied under any
                           settlement option of any payee are less than $2,000 or if the initial payment to such payee is less than $25, the Company reserves the right to discharge its liability in full by paying in one sum the proceeds then accruing to such payee.

VARIABLE ANNUITY           The Owner may elect to allocate all or part
                           of the Cash Value of this contract to one or more
                           Investment Divisions of the Variable Account. If such an election is made by the Owner, the amount of Annuity Payments will be determined as follows:

                           On the Maturity Date, the first monthly
                           Variable Annuity payment is equal to the Cash Value allocated to Variable Settlement Options, divided first by $1,000 and then multiplied by the appropriate monthly Variable Annuity payment in the Settlement Options tables or their extension to include ages not shown. The amount of the first monthly Variable Annuity payment is then deducted from each Investment Division in proportion to the allocation of the Cash Value to each Investment Division as elected by the Owner. In each Investment Division the number of Annuity Units is determined by dividing the amount of the first payment so allocated by the Annuity Unit Value for a Valuation Period which includes the seventh day prior to the Maturity Date. The number of Annuity Units in each Investment Division then remains unchanged.

                           On each subsequent Variable Annuity payment date, the total Variable Annuity payment is the sum of the Variable Annuity payments determined in each Investment Division. The Variable Annuity payment in each Investment Division is determined by multiplying the number of Annuity Units allocated to said division by the Annuity Unit Value for said division for a Valuation Period which includes the tenth day prior to the Variable Annuity payment date.

ANNUITY UNIT VALUE         In each Investment Division, the value of an
                           Annuity Unit on any Valuation Date is determined by multiplying the value of an Annuity Unit at the close of the preceding Valuation Period by the product of
                           (a) the Net Investment Factor for the Valuation
                           Period at the close of which the Annuity Unit Value is being calculated and (b) a factor determined actuarially to neutralize the assumed investment rate.

ASSUMED INVESTMENT RATE    The assumed investment rate shall be 3.5% or
                           5%, as selected by the Owner. The Owner may select a higher assumed investment rate if permitted by applicable federal and state law and agreed to by the Company. If no selection is made, the assumed interest rate shall be 3.5%.

NET INVESTMENT FACTOR      The Net Investment Factor for any Investment
                           Division for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

                                (a) is the net result of:

                                    1.       The net asset value of a Fund or
                                             Series share held in the Investment
                                             Division determined as of the end
                                             of the Valuation Period; plus

                                    2.       The per share amount of any
                                             dividend or other distribution
                                             declared by the Fund on the shares
                                             held in the Investment Division if
                                             the "ex-dividend" date occurs
                                             during the Valuation Period; plus
                                             or minus

                                    3.       A per share credit or charge with
                                             respect to any taxes paid or
                                             reserved for by the Company during
                                             the Valuation Period which are
                                             determined by the Company to be
                                             attributable to the operation of
                                             the Investment Division.

                                (b)  is the net asset value of a Fund
                                     share held in the Investment
                                     Division determined as of the end
                                     of the preceding Valuation Period;
                                     and

                                (c)  is the Valuation Period equivalent
                                     of the Mortality and Expense Charge
                                     and the Administrative Expense
                                     Charge for the Variable Account.

EXCHANGE OF ANNUITY UNITS  After the Maturity Date, the Owner may, by
                           written notice to the Company at Delta
                           Variable Annuity Service Center, exchange the value of a designated number of Annuity Units of particular Investment Divisions then credited to this contract for other such Annuity Units, the value of which would be such that the dollar amount of an Annuity Payment made on the date the exchange is completed would be unaffected by the fact of the exchange.

                           Exchanges after the Maturity Date may be made only between the Investment Divisions. Exchanges will be made using Annuity Unit values determined in the same manner as that described for "Determination of Accumulation Unit Values Upon Transfer or Exchange" under the Transfers Within and Between Accounts Section.

FIXED ANNUITY PAYMENTS     The first Fixed Annuity Payment will be the
                           amount that the Cash Value (less taxes incurred but not yet deducted, if any) will provide as of the Maturity Date at the guaranteed return rate of not less than 3%. Under a Fixed Annuity, once the selection has been made and payments have begun, the amount of the payments will not vary.

SPLIT OPTION ALLOCATION    When a Settlement Option is elected, that
                           election may include the option to have the Cash
                           Value applied to provide a Variable Annuity, a Fixed
                           Annuity, or a combination of both. At least 20% of your Cash Value must be applied to each option selected. The Fixed Annuity Settlement Options are options 1 through 6. The Variable Annuity Settlement options are options 3 through 6. Once a Split Option
                           Allocation is selected, the Owner may not change the allocation between the Fixed Annuity option and the Variable Annuity option.

COMMUTATION OF PERIOD
CERTAIN PAYMENTS           If elected by the Owner at the Maturity
                           Date, the Company will at any time subsequently elected by the Owner, commute the remaining payments under any Fixed Annuity settlement option with period certain payments. Payment of commuted value will be made to the Owner. Upon the death of the Owner, this right of commutation, if elected, shall be held by the person receiving payments (Annuitant, Owner's
                           Beneficiary, or Annuitant's Beneficiary) under the contract. The amount will be the present value of the remaining period certain payments, based on an interest rate established by the Company at the Maturity Date. After commutation, neither the Owner, nor the Annuitant nor any beneficiary shall have any further interest in the contract.

INSTALLMENT OPTIONS        OPTION 1 - PAYMENTS OF DESIGNATED AMOUNT.
                           Cash Value paid in periodic installments of such amount as agreed to by the Company, until the Cash
                           Value shall be exhausted. The installment dollar amounts will be equal and the unpaid portion is to have interest credited at a rate not less than 3% per annum. The annual amount of periodic installments must be greater than the annual interest credited under the settlement option.

                           OPTION 2 - PAYMENTS FOR DESIGNATED PERIOD.
                           Cash Value paid in periodic installments in the amounts and for the periods set forth in the Option 2 Table. The installment dollar amounts will be equal. The installments may be received for a designated period of not less than five (5) years nor more than 30 years.

LIFE INCOME OPTIONS        OPTION 3 - LIFE ANNUITY. Cash Value paid in
                           periodic installments during the remaining lifetime of the payee ceasing with the last payment due prior to the death of the payee, in accordance with the Option 3 Table. If a Fixed Annuity is chosen, the monthly dollar amounts will be equal. If a Variable
                           Annuity is chosen, the number of Annuity Units of each installment will be equal, but the dollar amounts of each installment will vary based on the Annuity Unit Values of the Investment Division chosen.

                           OPTION 4 - LIFE ANNUITY WITH PERIOD CERTAIN.
                           Cash Value paid in periodic installments during the guaranteed period (10 or 20 years, whichever is elected). Thereafter, amounts will be paid during the remaining lifetime of the payee, in accordance with the Option 4 Table. If a Fixed Annuity is chosen, the dollar amount of each installment will be equal. If a Variable Annuity is chosen, the number of Annuity Units of each installment will be equal, but the dollar amounts of each installment will vary based on the Annuity Unit Values of the Investment Division chosen.

                           OPTION 5 - LIFE ANNUITY WITH CASH OR UNIT
                           REFUND. Cash Value paid in periodic installments during the remaining lifetime of the payee. The payee's beneficiary may receive an additional payment. If a Fixed Annuity is chosen, the additional payment, if any, will be the Cash Value applied to this option less the total of all prior payments. If a Variable Annuity is chosen, the additional payment, if any, will be the current value of the number of Annuity Units credited at Maturity Date less the number of Annuity
                           Units that have been paid. For this purpose, the number of Annuity Units credited equals the Cash Value applied to this option divided by the Annuity Unit Value at the date used to calculate the first annuity payment.

                           OPTION 6 Proceeds paid in periodic
                           installments in any other manner mutually agreed to by the Company and the payee (e.g., joint and survivor annuity). The annual amount of periodic installments must be greater than the interest credited under the settlement option.

GENERAL CONDITIONS OF
ELECTION AND SETTLEMENT    Any election of a settlement option shall be
                           in writing on a form provided by the Company and signed by the Owner, if living, or by the person legally entitled to make such election. Such election shall be filed with the Company prior to the effective date of the election. The Company may require the surrender of this contract in exchange for a supplementary contract embodying the terms of the option elected.

                           An election made by a beneficiary then
                           entitled to take the proceeds in one sum shall terminate the interest of any other beneficiary(ies) designated by the Owner in respect to such proceeds.

CLAIMS Any sum due under this contract shall be payable at the Delta Variable Annuity Service Center upon receipt of due proof of claim.

                           Whenever beneficiaries are designated as a class and not identified by name, payment by the Company to all known payees after a reasonable effort to determine the existence of unnamed beneficiaries shall to the extent of such payment be a valid discharge of the Company's obligation under the contract.

INTEREST ON FIXED
ANNUITY OPTIONS            The settlement options illustrated in the
                           following tables assume an annual interest credit to the Cash Value of 3% per annum. However, the Company, at the time such settlement option becomes effective, shall determine the actual rate of interest (never to be less than 3%) to be used to calculate the payments under the Installment or Life Income Options.

                           The amount paid under a Fixed Annuity settlement option will never be less than that which could be purchased based upon the Cash Value payable and the Settlement Option tables.

SETTLEMENT OPTION TABLES   The Installment Options or Life Income Options
                           payable under the terms of the options set
                           forth above shall be determined from the tables below
                           and, when applicable, by: (1) age nearest birthday at
                           the date of the first payment; (2) sex of payee, and
                           (3) mortality based on the 1983 Individual Annuity
                           Mortality Table with ages set back five years.

                           For Fixed Annuity options, the tables are based on an interest rate of 3% per annum. Amounts are based upon proceeds of $1,000 and will apply pro rata to the proceeds of this contract. To determine the amounts for guaranteed rates other than monthly payments, multiply the monthly payments by the following factors: quarterly, 2.993; semi-annually, 5.963; and annually, 11.839. At other rates, these factors will be appropriately adjusted.

                           For Variable Annuity options, the tables are based on an interest rate of 3.5% per annum and 5% per annum, respectively. Amounts are based upon proceeds of $1,000 and will apply pro rata to the proceeds of this contract. To determine the amounts for guaranteed rates other than monthly payments at the 3.5% interest rate, multiply the monthly payments by the following factors: quarterly, 2.991; semi-annually, 5.957; and annually, 11.813. To determine the amounts for guaranteed rates other than monthly at the 5% interest rate, multiply the monthly payments by the following factors: quarterly, 2.988; semi-annually, 5.939; and annually, 11.736. At other rates these factors will be appropriately adjusted.

                                   APPENDIX A

      METHODOLOGY FOR CONSTRUCTING THE DELTA INTERNATIONAL COMPOSITE INDEX

         The Delta International Composite Index equals the sum of the following formula calculated for each component Index specified:

   100 x    Allocation Anniversary Index Value              x  weighting factor
            ----------------------------------
            Beginning Index Value

where:

Allocation Anniversary Index Value is the value of the relevant index on the specified allocation anniversary during the current Term Period;

Beginning Index Value is the value of the relevant Index at the beginning of the Term Period; and

weighting factor is 0.2.

The value at the beginning of the Term Period of the Delta International Composite Index is 100.

For example, given the following sample table of information:

        Country            Index            Beginning Index Value                    First Allocation
                                                                                  Anniversary Index Value
France                    CAC-40(R)         1634.67                          1944.40
Germany                   DAX(R)            1341.73                          1814.84
Japan                     Nikkei 225(R)     31061.48                         37606.73
Switzerland               SMI(R)            1487.42                          1764.20
United Kingdom            FT-SE 100(R)      1887.25                          2370.23



The Company will calculate the Delta International Composite Index on 1st allocation anniversary as 123.90, which is equal to the sum of:

 100 x   1944.40  x  0.2 + 100 x 1814.84 x 0.2 + 100 x 37606.73 x 0.2 + 100 x 1764.20 x 0.2 + 100 x 2370.23 x 0.2
         -------                 -------               --------               -------               -------
         1634.67                 1341.73               31061.48               1487.42               1887.25

                                   APPENDIX B

                     SAMPLE FIXED ACCOUNT THREE CALCULATIONS

Table of Component Values of Delta International Composite Index: as of Sample Initial Allocation Date.

        Country               Name of Index          Beginning
                                                    Index Value
France                    CAC 40(R)                 1634.67
Germany                   DAX(R)                    1341.73
Japan                     Nikkei 225(R)             31061.48
Switzerland               SMI(R)                    1487.42
United Kingdom            FT-SE(R)100               1887.25

                  Delta International Composite Index Value 100

Table of Component Values of Delta International Composite Index: as of Sample Seventh Allocation Anniversary.

        Country               Name of Index              Seventh Allocation
                                                       Anniversary Index Value
France                       CAC 40(R)                    1941.03
Germany                      DAX(R)                       2371.00
Japan                        Nikkei 225(R)               20406.02
Switzerland                  SMI(R)                       3276.90
United Kingdom               FT-SE(R)100                  3714.61

                Delta International Composite Index Value 155.66

Assuming 155.66 is the highest value of Delta International Composite Index on any allocation anniversary during the Term Period:

         Sample Annual Index Yield                          6.53%
         Sample Guaranteed Yield Spread Charge              2.50%
         Sample Net Annual Index Yield                      4.03%

Assuming if on the sixth allocation anniversary, the prior highest value of the Delta International Composite Index on any allocation anniversary during the Term Period was 132.29:

         Sample Beginning Allocation Indexed Value                $10,000.00
         Sample Sixth Allocation Anniversary Indexed Value        $10,985.27
         Sample Seventh Allocation Anniversary Indexed Increase   $ 2,196.42
         Sample Seventh Allocation Anniversary Indexed Value      $13,181.69
                            FIXED ANNUITY OPTION ONLY
               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS

                       AT A GUARANTEED INTEREST RATE OF 3%

OPTION 2 - INSTALLMENTS

Months             Factor                  Months             Factor          Months             Factor
------             ------                  ------             ------          ------             ------
60                 17.91                    180               6.87              300              4.71
72                 15.14                    192               6.53              312              4.59
84                 13.16                    204               6.23              324              4.47
96                 11.68                    216               5.96              336              4.37
108                10.53                    228               5.73              348              4.27
120                 9.61                    240               5.51              360              4.18
132                 8.86                    252               5.32
144                 8.24                    264               5.15
156                 7.71                    276               4.99
168                 7.26                    288               4.84

                              FIXED ANNUITY OPTION:
               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                   FOR MALES AT A 3% GUARANTEED INTEREST RATE

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

        YEARS PAYMENTS GUARANTEED   CASH                       YEARS PAYMENTS GUARANTEED        CASH
        -------------------------                              -------------------------
AGE    NONE    10     20           REFUND            AGE      NONE    10     20                REFUND
---    ----    --     --           ------            ---      ----    --     --                ------
10*    2.81   2.81   2.81          2.81              60      4.70    4.62   4.39                4.39
11     2.83   2.82   2.82          2.82              61      4.80    4.72   4.45                4.47
12     2.84   2.84   2.83          2.83              62      4.91    4.82   4.51                4.55
13     2.85   2.85   2.84          2.84              63      5.03    4.92   4.58                4.63
14     2.86   2.86   2.86          2.85              64      5.15    5.03   4.64                4.72
15     2.87   2.87   2.87          2.87              65      5.28    5.14   4.71                4.82
16     2.89   2.89   2.88          2.88              66      5.42    5.26   4.78                4.91
17     2.90   2.90   2.90          2.89              67      5.57    5.39   4.84                5.02
18     2.92   2.91   2.91          2.91              68      5.74    5.52   4.90                5.12
19     2.93   2.93   2.92          2.92              69      5.91    5.66   4.96                5.24
20     2.95   2.95   2.94          2.94              70      6.10    5.81   5.02                5.35
21     2.96   2.96   2.96          2.95              71      6.29    5.96   5.08                5.48
22     2.98   2.98   2.97          2.97              72      6.50    6.11   5.13                5.61
23     3.00   3.00   2.99          2.99              73      6.73    6.28   5.18                5.75
24     3.02   3.01   3.01          3.00              74      6.97    6.44   5.23                5.89
25     3.04   3.03   3.03          3.02              75      7.23    6.61   5.27                6.04
26     3.06   3.05   3.05          3.04              76      7.51    6.78   5.31                6.20
27     3.08   3.07   3.07          3.06              77      7.80    6.96   5.34                6.37
28     3.10   3.09   3.09          3.08              78      8.12    7.14   5.37                6.54
29     3.12   3.12   3.11          3.10              79      8.45    7.32   5.40                6.73
30     3.14   3.14   3.13          3.12              80      8.82    7.49   5.42                6.92
31     3.17   3.16   3.15          3.14              81      9.21    7.67   5.44                7.12
32     3.19   3.19   3.18          3.17              82      9.62    7.84   5.45                7.33
33     3.22   3.22   3.20          3.19              83     10.07    8.01   5.47                7.55
34     3.25   3.24   3.23          3.22              84     10.55    8.17   5.48                7.79
35     3.28   3.27   3.26          3.24              85     11.06    8.33   5.49                8.03
36     3.31   3.30   3.29          3.27              86     11.61    8.48   5.49                8.28
37     3.34   3.33   3.32          3.30              87     12.19    8.61   5.50                8.55
38     3.37   3.37   3.35          3.33              88     12.81    8.74   5.50                8.83
39     3.41   3.40   3.38          3.36              89     13.46    8.86   5.51                9.12
40     3.44   3.44   3.41          3.39              90     14.16    8.97   5.51                9.43
41     3.48   3.48   3.45          3.42              91     14.89    9.06   5.51                9.75
42     3.52   3.51   3.48          3.46              92     15.66    9.15   5.51               10.09
43     3.57   3.56   3.52          3.49              93     16.47    9.23   5.51               10.45
44     3.61   3.60   3.56          3.53              94     17.33    9.30   5.51               10.83
45     3.66   3.64   3.60          3.57              95     18.25    9.36   5.51               11.24
46     3.71   3.69   3.64          3.61              96     19.24    9.42   5.51               11.67
47     3.76   3.74   3.68          3.65              97     20.29    9.46   5.51               12.13
48     3.81   3.79   3.73          3.69              98     21.42    9.50   5.51               12.62
49     3.87   3.85   3.77          3.74              99     22.64    9.53   5.51               13.15
50     3.93   3.90   3.82          3.79             100     23.96    9.56   5.51               13.73
51     3.99   3.96   3.87          3.84             101     25.40    9.57   5.51               14.36
52     4.05   4.02   3.92          3.89             102     26.98    9.59   5.51               15.05
53     4.12   4.09   3.97          3.94             103     28.72    9.60   5.51               15.81
54     4.19   4.15   4.03          4.00             104     30.66    9.61   5.51               16.65
55     4.27   4.22   4.08          4.05             105     32.84    9.61   5.51               17.58
56     4.34   4.29   4.14          4.12             106     35.29    9.61   5.51               18.62
57     4.43   4.37   4.20          4.18             107     38.07    9.61   5.51               19.78
58     4.51   4.45   4.26          4.25             108     41.22    9.61   5.51               21.11
59     4.60   4.54   4.32          4.32             109     44.81    9.61   5.51               22.61

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Male with 5 year age setback.

                              FIXED ANNUITY OPTION:
               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                 FOR FEMALES AT AN ASSUMED INVESTMENT RATE OF 3%

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

         YEARS PAYMENTS GUARANTEED                            YEARS PAYMENTS GUARANTEED
         -------------------------   CASH                     -------------------------         CASH
AGE     NONE    10     20           REFUND             AGE    NONE   10      20                REFUND
---     ----    --     --           ------             ---    ----   --      --                ------
10*     2.75   2.75   2.75          2.75                60    4.25   4.22    4.11                4.09
11      2.76   2.76   2.76          2.76                61    4.34   4.30    4.17                4.15
12      2.77   2.77   2.77          2.77                62    4.42   4.38    4.23                4.22
13      2.78   2.78   2.78          2.78                63    4.52   4.47    4.30                4.30
14      2.79   2.79   2.79          2.79                64    4.61   4.56    4.37                4.37
15      2.80   2.80   2.80          2.80                65    4.72   4.66    4.44                4.46
16      2.81   2.81   2.81          2.81                66    4.83   4.76    4.51                4.54
17      2.82   2.82   2.82          2.82                67    4.95   4.86    4.58                4.63
18      2.83   2.83   2.83          2.83                68    5.07   4.98    4.65                4.73
19      2.85   2.85   2.84          2.84                69    5.21   5.10    4.72                4.82
20      2.86   2.86   2.86          2.86                70    5.35   5.22    4.79                4.93
21      2.87   2.87   2.87          2.87                71    5.51   5.36    4.86                5.04
22      2.89   2.89   2.88          2.88                72    5.67   5.50    4.93                5.16
23      2.90   2.90   2.90          2.90                73    5.85   5.65    5.00                5.28
24      2.92   2.92   2.91          2.91                74    6.04   5.80    5.06                5.41
25      2.93   2.93   2.93          2.93                75    6.25   5.96    5.12                5.55
26      2.95   2.95   2.94          2.94                76    6.47   6.14    5.18                5.70
27      2.96   2.96   2.96          2.96                77    6.71   6.31    5.23                5.85
28      2.98   2.98   2.98          2.98                78    6.97   6.50    5.28                6.01
29      3.00   3.00   2.99          2.99                79    7.26   6.69    5.32                6.19
30      3.02   3.02   3.01          3.01                80    7.56   6.89    5.35                6.37
31      3.04   3.04   3.03          3.03                81    7.90   7.09    5.39                6.56
32      3.06   3.06   3.05          3.05                82    8.26   7.29    5.41                6.77
33      3.08   3.08   3.07          3.07                83    8.65   7.49    5.43                6.98
34      3.10   3.10   3.09          3.09                84    9.07   7.69    5.45                7.21
35      3.13   3.12   3.12          3.11                85    9.53   7.89    5.47                7.45
36      3.15   3.15   3.14          3.13                86   10.03   8.08    5.48                7.70
37      3.18   3.17   3.16          3.16                87   10.57   8.26    5.49                7.97
38      3.20   3.20   3.19          3.18                88   11.16   8.43    5.49                8.25
39      3.23   3.23   3.22          3.21                89   11.79   8.59    5.50                8.55
40      3.26   3.26   3.24          3.24                90   12.48   8.74    5.50                8.85
41      3.29   3.29   3.27          3.26                91   13.21   8.87    5.51                9.18
42      3.32   3.32   3.30          3.29                92   14.00   8.99    5.51                9.51
43      3.35   3.35   3.33          3.32                93   14.84   9.09    5.51                9.86
44      3.39   3.38   3.37          3.35                94   15.74   9.18    5.51               10.23
45      3.42   3.42   3.40          3.39                95   16.68   9.26    5.51               10.61
46      3.46   3.46   3.43          3.42                96   17.66   9.33    5.51               11.00
47      3.50   3.50   3.47          3.45                97   18.69   9.38    5.51               11.42
48      3.54   3.54   3.51          3.49                98   19.75   9.43    5.51               11.85
49      3.59   3.58   3.55          3.53                99   20.86   9.48    5.51               12.32
50      3.63   3.63   3.59          3.57               100   22.01   9.51    5.51               12.81
51      3.68   3.67   3.63          3.61               101   23.23   9.54    5.51               13.35
52      3.73   3.72   3.68          3.66               102   24.52   9.56    5.51               13.93
53      3.79   3.77   3.72          3.70               103   25.93   9.58    5.51               14.58
54      3.84   3.83   3.77          3.75               104   27.49   9.59    5.51               15.30
55      3.90   3.89   3.82          3.80               105   29.26   9.60    5.51               16.11
56      3.97   3.95   3.88          3.85               106   31.29   9.61    5.51               17.03
57      4.03   4.01   3.93          3.91               107   33.61   9.61    5.51               18.07
58      4.10   4.08   3.99          3.96               108   36.31   9.61    5.51               19.25
59      4.18   4.15   4.04          4.02               109   39.45   9.61    5.51               20.61

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Female with 5 year age setback.

                           VARIABLE ANNUITY OPTION:

               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                 FOR MALES AT AN ASSUMED INVESTMENT RATE OF 3.5%

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

         YEARS PAYMENTS GUARANTEED                                YEARS PAYMENTS GUARANTEED
         -------------------------  UNIT                          -------------------------      UNIT
AGE      NONE   10     20           REFUND              AGE   NONE    10      20                REFUND
---      ----   --     --           ------              ---   ----    --      --                ------
10*     3.15   3.15   3.15          3.15                60    4.99   4.91    4.66                4.70
11      3.16   3.16   3.16          3.16                61    5.09   5.00    4.72                4.78
12      3.17   3.17   3.17          3.17                62    5.20   5.10    4.78                4.87
13      3.18   3.18   3.18          3.18                63    5.32   5.20    4.85                4.95
14      3.20   3.19   3.19          3.19                64    5.44   5.31    4.91                5.04
15      3.21   3.21   3.20          3.20                65    5.57   5.42    4.97                5.14
16      3.22   3.22   3.21          3.22                66    5.71   5.54    5.04                5.24
17      3.23   3.23   3.23          3.23                67    5.86   5.67    5.10                5.34
18      3.25   3.24   3.24          3.24                68    6.02   5.80    5.16                5.45
19      3.26   3.26   3.25          3.25                69    6.20   5.94    5.22                5.57
20      3.28   3.27   3.27          3.27                70    6.38   6.08    5.28                5.69
21      3.29   3.29   3.28          3.28                71    6.58   6.23    5.33                5.82
22      3.31   3.30   3.30          3.30                72    6.79   6.38    5.38                5.95
23      3.32   3.32   3.31          3.31                73    7.02   6.54    5.43                6.09
24      3.34   3.34   3.33          3.33                74    7.26   6.71    5.48                6.24
25      3.36   3.35   3.35          3.35                75    7.52   6.87    5.52                6.40
26      3.38   3.37   3.37          3.37                76    7.80   7.05    5.55                6.56
27      3.40   3.39   3.38          3.38                77    8.09   7.22    5.59                6.73
28      3.42   3.41   3.40          3.40                78    8.41   7.40    5.62                6.91
29      3.44   3.43   3.42          3.42                79    8.75   7.57    5.64                7.10
30      3.46   3.46   3.45          3.44                80    9.12   7.75    5.66                7.30
31      3.48   3.48   3.47          3.47                81    9.51   7.92    5.68                7.51
32      3.51   3.50   3.49          3.49                82    9.92   8.09    5.70                7.73
33      3.53   3.53   3.51          3.51                83   10.37   8.26    5.71                7.96
34      3.56   3.56   3.54          3.54                84   10.85   8.42    5.72                8.20
35      3.59   3.58   3.57          3.56                85   11.37   8.57    5.73                8.46
36      3.62   3.61   3.59          3.59                86   11.92   8.71    5.74                8.72
37      3.65   3.64   3.62          3.62                87   12.50   8.85    5.74                9.00
38      3.68   3.67   3.65          3.64                88   13.12   8.97    5.75                9.29
39      3.71   3.71   3.68          3.67                89   13.78   9.09    5.75                9.59
40      3.75   3.74   3.71          3.70                90   14.47   9.20    5.75                9.91
41      3.79   3.78   3.75          3.74                91   15.20   9.29    5.75               10.24
42      3.83   3.82   3.78          3.77                92   15.98   9.38    5.75               10.59
43      3.87   3.86   3.82          3.81                93   16.79   9.46    5.75               10.96
44      3.91   3.90   3.85          3.84                94   17.66   9.53    5.75               11.36
45      3.96   3.94   3.89          3.88                95   18.58   9.59    5.75               11.77
46      4.01   3.99   3.93          3.92                96   19.56   9.64    5.75               12.22
47      4.06   4.04   3.97          3.96                97   20.61   9.68    5.75               12.69
48      4.11   4.09   4.02          4.00                98   21.74   9.72    5.75               13.20
49      4.17   4.14   4.06          4.05                99   22.97   9.75    5.75               13.75
50      4.22   4.20   4.11          4.10               100   24.29   9.78    5.75               14.35
51      4.29   4.25   4.16          4.15               101   25.73   9.80    5.75               14.99
52      4.35   4.31   4.21          4.20               102   27.30   9.81    5.75               15.70
53      4.42   4.38   4.26          4.25               103   29.05   9.82    5.75               16.48
54      4.49   4.44   4.31          4.31               104   30.99   9.83    5.75               17.35
55      4.56   4.51   4.36          4.37               105   33.16   9.83    5.75               18.31
56      4.64   4.58   4.42          4.43               106   35.61   9.83    5.75               19.37
57      4.72   4.66   4.48          4.49               107   38.39   9.83    5.75               20.58
58      4.80   4.74   4.54          4.56               108   41.53   9.83    5.75               21.95
59      4.89   4.82   4.60          4.63               109   45.12   9.83    5.75               23.47

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Male with 5 year age setback.

                           VARIABLE ANNUITY OPTION:

               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                FOR FEMALES AT AN ASSUMED INVESTMENT RATE OF 3.5%

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

         YEARS PAYMENTS GUARANTEED                            YEARS PAYMENTS GUARANTEED
         -------------------------   UNIT                     -------------------------          UNIT
AGE      NONE   10     20           REFUND             AGE    NONE    10      20                REFUND
---      ----   --     --           ------             ---    ----    --      --                ------
10*     3.09   3.09   3.09          3.10                60    4.54   4.51    4.38                4.39
11      3.10   3.10   3.10          3.10                61    4.62   4.58    4.44                4.46
12      3.11   3.11   3.11          3.11                62    4.71   4.66    4.51                4.53
13      3.12   3.12   3.12          3.12                63    4.80   4.75    4.57                4.60
14      3.13   3.13   3.12          3.13                64    4.90   4.84    4.64                4.68
15      3.14   3.14   3.13          3.14                65    5.00   4.93    4.70                4.76
16      3.15   3.15   3.14          3.15                66    5.11   5.03    4.77                4.85
17      3.16   3.16   3.15          3.16                67    5.23   5.14    4.84                4.94
18      3.17   3.17   3.17          3.17                68    5.36   5.25    4.91                5.04
19      3.18   3.18   3.18          3.18                69    5.49   5.37    4.98                5.14
20      3.19   3.19   3.19          3.19                70    5.64   5.50    5.05                5.24
21      3.20   3.20   3.20          3.20                71    5.79   5.63    5.12                5.36
22      3.22   3.22   3.21          3.22                72    5.95   5.77    5.19                5.48
23      3.23   3.23   3.23          3.23                73    6.13   5.91    5.25                5.60
24      3.24   3.24   3.24          3.24                74    6.32   6.07    5.32                5.74
25      3.26   3.26   3.25          3.26                75    6.53   6.23    5.37                5.88
26      3.27   3.27   3.27          3.27                76    6.75   6.40    5.43                6.03
27      3.29   3.29   3.28          3.29                77    6.99   6.58    5.48                6.19
28      3.31   3.30   3.30          3.30                78    7.26   6.76    5.52                6.36
29      3.32   3.32   3.32          3.32                79    7.54   6.95    5.57                6.53
30      3.34   3.34   3.33          3.34                80    7.85   7.14    5.60                6.72
31      3.36   3.36   3.35          3.35                81    8.18   7.34    5.63                6.92
32      3.38   3.38   3.37          3.37                82    8.54   7.54    5.66                7.13
33      3.40   3.40   3.39          3.39                83    8.94   7.74    5.68                7.36
34      3.42   3.42   3.41          3.41                84    9.36   7.94    5.70                7.59
35      3.44   3.44   3.43          3.43                85    9.82   8.13    5.71                7.84
36      3.46   3.46   3.45          3.45                86   10.32   8.32    5.72                8.11
37      3.49   3.48   3.48          3.48                87   10.87   8.50    5.73                8.38
38      3.51   3.51   3.50          3.50                88   11.46   8.67    5.74                8.68
39      3.54   3.54   3.52          3.52                89   12.09   8.83    5.74                8.98
40      3.57   3.56   3.55          3.55                90   12.78   8.97    5.75                9.30
41      3.60   3.59   3.58          3.58                91   13.52   9.10    5.75                9.64
42      3.63   3.62   3.61          3.60                92   14.31   9.22    5.75                9.99
43      3.66   3.65   3.64          3.63                93   15.16   9.32    5.75               10.35
44      3.69   3.69   3.67          3.66                94   16.05   9.41    5.75               10.73
45      3.73   3.72   3.70          3.70                95   17.00   9.48    5.75               11.13
46      3.76   3.76   3.73          3.73                96   17.98   9.55    5.75               11.54
47      3.80   3.80   3.77          3.76                97   19.01   9.61    5.75               11.97
48      3.84   3.84   3.81          3.80                98   20.08   9.66    5.75               12.42
49      3.89   3.88   3.84          3.84                99   21.18   9.70    5.75               12.89
50      3.93   3.92   3.88          3.88               100   22.34   9.73    5.75               13.40
51      3.98   3.97   3.92          3.92               101   23.55   9.76    5.75               13.95
52      4.03   4.02   3.97          3.96               102   24.84   9.79    5.75               14.55
53      4.08   4.07   4.01          4.01               103   26.25   9.80    5.75               15.22
54      4.14   4.12   4.06          4.05               104   27.82   9.82    5.75               15.96
55      4.20   4.18   4.11          4.10               105   29.59   9.82    5.75               16.79
56      4.26   4.24   4.16          4.16               106   31.61   9.83    5.75               17.73
57      4.32   4.30   4.21          4.21               107   33.93   9.83    5.75               18.80
58      4.39   4.36   4.27          4.27               108   36.63   9.83    5.75               20.01
59      4.46   4.43   4.32          4.33               109   39.76   9.83    5.75               21.42

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Female with 5 year age setback.


                           VARIABLE ANNUITY OPTION:

               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                  FOR MALES AT AN ASSUMED INVESTMENT RATE OF 5%

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

         YEARS PAYMENTS GUARANTEED                            YEARS PAYMENTS GUARANTEED
         -------------------------   UNIT                     -------------------------         UNIT
AGE      NONE   10     20            REFUND            AGE    NONE   10       20                REFUND
---      ----   --     --            ------            ---    ----   --       --                ------
10*     4.22   4.22   4.21          4.23                60    5.89   5.79    5.51                5.66
11      4.23   4.23   4.22          4.24                61    5.99   5.88    5.57                5.74
12      4.24   4.23   4.23          4.24                62    6.10   5.97    5.62                5.82
13      4.25   4.24   4.24          4.25                63    6.21   6.07    5.68                5.91
14      4.25   4.25   4.24          4.26                64    6.33   6.17    5.74                6.00
15      4.26   4.26   4.25          4.27                65    6.46   6.28    5.80                6.10
16      4.27   4.27   4.26          4.28                66    6.60   6.40    5.86                6.21
17      4.28   4.28   4.27          4.29                67    6.75   6.52    5.91                6.32
18      4.29   4.29   4.28          4.29                68    6.91   6.64    5.97                6.43
19      4.30   4.30   4.29          4.30                69    7.09   6.78    6.02                6.55
20      4.31   4.31   4.30          4.32                70    7.27   6.91    6.08                6.68
21      4.32   4.32   4.31          4.33                71    7.47   7.06    6.12                6.82
22      4.34   4.33   4.32          4.34                72    7.68   7.21    6.17                6.96
23      4.35   4.35   4.34          4.35                73    7.91   7.36    6.22                7.11
24      4.36   4.36   4.35          4.36                74    8.15   7.52    6.26                7.27
25      4.38   4.37   4.36          4.38                75    8.41   7.68    6.29                7.43
26      4.39   4.39   4.38          4.39                76    8.69   7.84    6.33                7.61
27      4.41   4.40   4.39          4.41                77    8.99   8.01    6.36                7.80
28      4.43   4.42   4.41          4.42                78    9.31   8.18    6.38                7.99
29      4.44   4.44   4.42          4.44                79    9.65   8.35    6.41                8.20
30      4.46   4.46   4.44          4.46                80   10.02   8.52    6.43                8.41
31      4.48   4.48   4.46          4.48                81   10.41   8.68    6.44                8.64
32      4.50   4.50   4.48          4.50                82   10.84   8.85    6.46                8.88
33      4.52   4.52   4.50          4.52                83   11.29   9.00    6.47                9.13
34      4.55   4.54   4.52          4.54                84   11.78   9.16    6.48                9.39
35      4.57   4.56   4.54          4.56                85   12.29   9.30    6.49                9.66
36      4.60   4.59   4.57          4.58                86   12.85   9.44    6.50                9.95
37      4.62   4.62   4.59          4.61                87   13.44   9.57    6.50               10.25
38      4.65   4.64   4.61          4.63                88   14.06   9.69    6.50               10.57
39      4.68   4.67   4.64          4.66                89   14.73   9.80    6.51               10.90
40      4.71   4.70   4.67          4.69                90   15.42   9.90    6.51               11.24
41      4.75   4.74   4.70          4.72                91   16.16   9.99    6.51               11.60
42      4.78   4.77   4.73          4.75                92   16.94  10.07    6.51               11.98
43      4.82   4.81   4.76          4.78                93   17.75  10.15    6.51               12.38
44      4.86   4.85   4.79          4.82                94   18.62  10.21    6.51               12.81
45      4.91   4.89   4.82          4.85                95   19.54  10.27    6.51               13.25
46      4.95   4.93   4.86          4.89                96   20.53  10.32    6.51               13.73
47      5.00   4.97   4.90          4.93                97   21.58  10.36    6.51               14.24
48      5.05   5.02   4.93          4.97                98   22.72  10.40    6.51               14.79
49      5.10   5.07   4.97          5.01                99   23.94  10.43    6.51               15.37
50      5.16   5.12   5.02          5.06               100   25.26  10.45    6.51               16.01
51      5.21   5.17   5.06          5.11               101   26.70  10.47    6.51               16.70
52      5.28   5.23   5.10          5.16               102   28.27  10.49    6.51               17.46
53      5.34   5.29   5.15          5.21               103   30.01  10.49    6.51               18.30
54      5.41   5.35   5.20          5.26               104   31.95  10.50    6.51               19.22
55      5.48   5.41   5.24          5.32               105   34.12  10.51    6.51               20.25
56      5.55   5.48   5.30          5.38               106   36.56  10.51    6.51               21.40
57      5.63   5.55   5.35          5.45               107   39.33  10.51    6.51               22.69
58      5.71   5.63   5.40          5.51               108   42.47  10.51    6.51               24.14
59      5.80   5.70   5.45          5.58               109   46.04  10.51    6.51               25.77

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Male with 5 year age setback.

                           VARIABLE ANNUITY OPTION:

               GUARANTEED MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
                 FOR FEMALES AT AN ASSUMED INVESTMENT RATE OF 5%

OPTIONS 3, 4 and 5 -- SINGLE LIFE ANNUITIES

         YEARS PAYMENTS GUARANTEED                            YEARS PAYMENTS GUARANTEED
         -------------------------  UNIT                      -------------------------        UNIT
AGE     NONE    10     20           REFUND              AGE   NONE    10     20                REFUND
---     ----    --     --           ------              ---   ----    --     --                ------
10*     4.18   4.17   4.17          4.19                60    5.44   5.40    5.26                5.33
11      4.18   4.18   4.18          4.19                61    5.52   5.47    5.31                5.39
12      4.19   4.19   4.18          4.20                62    5.60   5.54    5.37                5.46
13      4.19   4.19   4.19          4.20                63    5.69   5.62    5.43                5.54
14      4.20   4.20   4.19          4.21                64    5.79   5.71    5.49                5.61
15      4.21   4.20   4.20          4.22                65    5.89   5.80    5.55                5.70
16      4.21   4.21   4.21          4.22                66    6.00   5.90    5.61                5.78
17      4.22   4.22   4.22          4.23                67    6.11   6.00    5.67                5.88
18      4.23   4.23   4.22          4.24                68    6.23   6.11    5.74                5.97
19      4.24   4.23   4.23          4.25                69    6.37   6.22    5.80                6.08
20      4.24   4.24   4.24          4.25                70    6.51   6.34    5.87                6.19
21      4.25   4.25   4.25          4.26                71    6.66   6.47    5.93                6.30
22      4.26   4.26   4.26          4.27                72    6.82   6.60    5.99                6.43
23      4.27   4.27   4.27          4.28                73    7.00   6.74    6.05                6.56
24      4.28   4.28   4.28          4.29                74    7.19   6.89    6.11                6.70
25      4.29   4.29   4.29          4.30                75    7.39   7.05    6.16                6.85
26      4.31   4.30   4.30          4.31                76    7.62   7.21    6.21                7.01
27      4.32   4.32   4.31          4.32                77    7.86   7.38    6.26                7.18
28      4.33   4.33   4.32          4.34                78    8.12   7.56    6.30                7.35
29      4.34   4.34   4.33          4.35                79    8.41   7.74    6.34                7.54
30      4.36   4.35   4.35          4.36                80    8.72   7.93    6.37                7.75
31      4.37   4.37   4.36          4.38                81    9.05   8.12    6.40                7.96
32      4.39   4.38   4.38          4.39                82    9.42   8.31    6.42                8.19
33      4.40   4.40   4.39          4.41                83    9.81   8.51    6.44                8.43
34      4.42   4.42   4.41          4.42                84   10.24   8.70    6.46                8.69
35      4.44   4.44   4.42          4.44                85   10.71   8.88    6.47                8.96
36      4.46   4.45   4.44          4.46                86   11.22   9.06    6.48                9.24
37      4.48   4.47   4.46          4.48                87   11.76   9.23    6.49                9.55
38      4.50   4.49   4.48          4.50                88   12.36   9.40    6.50                9.87
39      4.52   4.52   4.50          4.52                89   13.00   9.55    6.50               10.20
40      4.55   4.54   4.52          4.54                90   13.70   9.68    6.50               10.56
41      4.57   4.56   4.55          4.56                91   14.44   9.81    6.51               10.93
42      4.60   4.59   4.57          4.59                92   15.24   9.92    6.51               11.31
43      4.62   4.62   4.60          4.61                93   16.10  10.01    6.51               11.71
44      4.65   4.65   4.62          4.64                94   17.00  10.10    6.51               12.13
45      4.69   4.68   4.65          4.67                95   17.95  10.17    6.51               12.56
46      4.72   4.71   4.68          4.70                96   18.94  10.24    6.51               13.00
47      4.75   4.74   4.71          4.73                97   19.98  10.29    6.51               13.47
48      4.79   4.78   4.74          4.76                98   21.05  10.34    6.51               13.95
49      4.83   4.82   4.77          4.80                99   22.16  10.38    6.51               14.46
50      4.87   4.86   4.81          4.84               100   23.32  10.41    6.51               15.01
51      4.91   4.90   4.85          4.87               101   24.53  10.44    6.51               15.59
52      4.96   4.94   4.88          4.91               102   25.82  10.46    6.51               16.23
53      5.01   4.99   4.92          4.96               103   27.22  10.48    6.51               16.94
54      5.06   5.04   4.97          5.00               104   28.78  10.49    6.51               17.72
55      5.12   5.09   5.01          5.05               105   30.54  10.50    6.51               18.61
56      5.17   5.14   5.05          5.10               106   32.56  10.50    6.51               19.61
57      5.23   5.20   5.10          5.15               107   34.88  10.51    6.51               20.74
58      5.30   5.26   5.15          5.21               108   37.56  10.51    6.51               22.05
59      5.37   5.33   5.20          5.27               109   40.69  10.51    6.51               23.54

*and under

AGE is Annuitant's age nearest birthday when first payment is made. Mortality table is 83IAM 100% Female with 5 year age setback.